Exhibit 4.3

AMENDED AND RESTATED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE MAY OCCUR ONLY IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 15 HEREOF, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THE HOLDER OF THIS SECURITY SHALL NOT SELL, ASSIGN OR TRANSFER THIS SECURITY TO ANY PERSON THAT IS NOT A RESIDENT OF CANADA FOR PURPOSES OF THE TAX ACT AND ANY PURPORTED ASSIGNMENT TO SUCH A PERSON WILL BE NULL AND VOID AB INITIO AND UNENFORCEABLE AND THE ISSUER WILL NOT HAVE ANY OBLIGATION TO ANY SUCH PERSON (INCLUDING, WITHOUT LIMITATION, TO MAKE ANY PAYMENT OF PRINCIPAL, INTEREST OR OTHER AMOUNT AND TO ISSUE ANY SHARE OR OTHER SECURITY); PROVIDED, HOWEVER, THAT A SALE, ASSIGNMENT OR TRANSFER TO A PERMITTED INDEMNIFYING TRANSFEREE (AS SUCH TERM IS DEFINED IN THE 2024 SECURED NOTE PURCHASE AGREEMENT) SHALL BE PERMITTED. A NOTEHOLDER THAT WAS PREVIOUSLY A RESIDENT OF CANADA FOR PURPOSES OF THE TAX ACT THAT SUBSEQUENLTY CEASES TO BE A RESIDENT OF CANADA FOR PURPOSES OF THE TAX ACT AT ANY PARTICULAR TIME SHALL BE REQUIRED TO SATISFY THE REQUIREMENTS SET FORTH IN THE DEFINITION OF PERMITTED INDEMNIFYING TRANSFEREE.

LI-CYCLE HOLDINGS CORP.

AMENDED AND RESTATED CONVERTIBLE NOTE

Amendment and Restatement Date: [•], 2024 (the “Issuance Date”)	Original Principal Amount: $[•]

This Amended and Restated Convertible Note, dated as of the Issuance Date set forth above (this “Note”) amends, restates, consolidates and supersedes in its entirety that certain (i) convertible note, the “Original Convertible Note”) held by the Existing Holder (as defined below) and originally issued by the Issuer on [•] pursuant to that certain note purchase agreement, dated May 5, 2022 as amended, restated, supplemented or otherwise modified from time to time (the “Note Purchase Agreement”) between the Issuer and Glencore Canada Corporation, (ii) that certain note issued in respect of the then outstanding PIK Amount of $8,100,000 held by the Existing Holder and originally issued by the Issuer on November 30, 2022 pursuant to the terms of the Original Convertible Note and the Note Purchase Agreement (“PIK Note 1”) and (iii) that certain note issued in respect of the then outstanding PIK Amount of $8,400,000 held by the Existing Holder and originally issued by the Issuer on May 31, 2023 pursuant to the terms of the Original Convertible Note and the Note Purchase Agreement (“PIK Note 2”, and together with PIK Note 1, collectively, the “Original PIK Notes”), and from and after the Issuance Date, such Original Convertible Note and each of the Original PIK Notes shall be of no further force and effect.

FOR VALUE RECEIVED, Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario, Canada (the “Issuer”), hereby promises to pay to the order of Glencore Canada Corporation, having an office at 100, King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada with company number 1947729, or its permitted assigns (the “Noteholder”) the amount set forth above as the Original Principal Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK Amounts, redemption, conversion or otherwise in accordance with the terms of this Convertible Note, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate on each Interest Date until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

This Note is deemed issued pursuant to the Note Purchase Agreement. Certain capitalized terms used herein are defined in Section 28. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

1.

PAYMENTS OF PRINCIPAL. On the Maturity Date, the Issuer shall pay to the Noteholder an amount in cash representing all outstanding Principal, together with all accrued and unpaid Interest (if any) on such Principal on the Maturity Date.

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2.	INTEREST; INTEREST RATE.

(a)

Interest on this Note shall (i) commence accruing on the Issuance Date, (ii) be computed on the basis of actual number of days in a 360-day year, and (iii) be payable, at the election of the Issuer, in cash or in kind (in accordance with Section 2(b) below) on the Interest Date with respect to each Interest Period in accordance with the terms of this Note (excluding, for the avoidance of doubt, any period during which Interest ceases to accrue pursuant to the terms of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement)). All such Interest shall accrue at the Interest Rate. In the case of a conversion in accordance with Section 4, a redemption in accordance with Section 5 or any required payment upon a Change of Control Transaction or Event of Default, in each case, prior to the payment of Interest on an Interest Date, accrued and unpaid Interest on this Note as of the date of any such event shall be payable by way of inclusion of such Interest in the Conversion Amount, the Redemption Price or the Forced Redemption Price, as applicable, on the applicable date of conversion or Redemption Date.

(b)

Subject to Applicable Law, at any time Interest is due and payable hereunder, such Interest shall be paid in cash, or, at the option of the Issuer with no less than five (5) Business Days’ written notice to the Noteholder, prior to the applicable Interest Date (such written notice, a “PIK Notice”), may be capitalized by adding such amounts to the aggregate outstanding principal balance of this Note then outstanding on the applicable Interest Date (each such capitalized amount, a “PIK Amount”). In the absence of a PIK Notice being delivered to the Noteholder at least five (5) Business Days (or such shorter period as the Noteholder may reasonably agree) prior to the applicable Interest Date, Interest shall be paid in cash for the applicable Interest Period. Notwithstanding the foregoing, Interest must be paid in cash in the event and to the extent that the Issuer determines that shareholder approval would be required in order to issue the Common Shares upon conversion of the portion of the Principal attributable to any such PIK Amount.

(c)

For purposes of the Interest Act (Canada), whenever any Interest under this Note is calculated using a rate based on a year of 360 days the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on a year of 360 days (ii) multiplied by the actual number of days in the calendar year in which the period for which such Interest is payable (or compounded) ends, and (iii) divided by 360. The principle of deemed reinvestment of interest does not apply to any Interest calculation under this Note and the rates of Interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.

(d)

If any provision of this Note or of any of the other Transaction Documents would obligate the Issuer to make any payment of Interest or any other amount payable to the Noteholder in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by the Noteholder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada))

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then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Noteholder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Noteholder under the applicable Transaction Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Noteholder which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

3.

PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Issuer under this Note shall be made free and clear of and without withholding or deduction for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any payment under this Note, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions or withholdings applicable to additional sums payable under this Section 3) the Noteholder receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Issuer shall make such deductions and (iii) the Issuer shall timely pay the full amount deducted to the relevant governmental authority in accordance with Applicable Law and file all required forms in respect thereof and, at the same time, provide copies of such remittance and filing to the Noteholder.

4.	CONVERSION OF NOTE. This Note shall be convertible, in whole or in part, into validly issued, fully paid and non-assessable Common Shares, on the terms and conditions set forth in this Section 4.

(a)

Noteholder Conversion Right. The Noteholder shall be entitled at its option at any time (other than at such time as any conversion rights of the Noteholder shall have been suspended pursuant to the terms of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement)), to convert all or a portion of the Conversion Amount into that number of validly issued, fully paid and non-assessable Common Shares determined by dividing the Conversion Amount being so converted by the Conversion Price on the Conversion Date. To convert any Conversion Amount into Common Shares on any Trading Day (the date of such conversion, a “Conversion Date”), the Noteholder shall deliver, for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time, on the Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Noteholder Conversion Notice”) to the Issuer, which Noteholder Conversion Notice shall set forth (i) the Conversion Amount being so converted, the detailed calculation of the accrued and unpaid Interest included in the Conversion Amount being so converted as of the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Noteholder Conversion Notice

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(b)	[Reserved].

(c)	Mechanics of Conversion.

(i)

Satisfaction of Conversion. Any conversion in accordance with this Section 4 shall be deemed satisfied upon delivery of the appropriate number of Common Shares to the Noteholder by the end of the third Trading Day after a Noteholder Conversion Notice is delivered (the “Conversion Share Delivery Deadline”). For greater certainty, the day that the Noteholder Conversion Notice is delivered does not count as a Trading Day. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

(ii)

Return of Note. Following a conversion of this Note in accordance with this Section 4, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after such conversion and at its own expense, surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)). If this Note is physically surrendered for conversion and the outstanding Principal is greater than the Principal portion of the Conversion Amount being converted, then the Issuer shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Noteholder (or its designee) a new Note (in accordance with Section 15(d)) representing the outstanding Principal not converted.

(iii)

The Issuer shall not issue any fraction of a Common Share upon any conversion. If the conversion would result in the issuance of a fraction of a Common Share, the Issuer shall round such fraction of a Common Shares down to the nearest whole share.

(d)

Market Regulation. The Issuer shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Issuer may issue without violating the rules or regulations of any Eligible Market on which the Common Shares are then listed (including without limitation Section 312.03(c) of the NYSE Listed Company Manual), except that such limitation shall not apply in the event that the Issuer (i) obtains the approval of its shareholders as required by the applicable rules of any Eligible Market on which the Common Shares are then listed for issuances of Common Shares in excess of such amount or (ii) obtains a written opinion from

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counsel to the Issuer that such approval is not required. In the event that shareholder approval is required with respect to the issuance of Common Shares upon conversion of this Note (or otherwise pursuant to the terms of this Note) under the rules or regulations of any Eligible Market on which the Common Shares are then listed, as contemplated by clause (i) above, the Issuer shall use its reasonable best efforts to promptly obtain such approval. For the avoidance of doubt, the Issuer’s non-compliance with the limitations contained in this Section 4(d) shall not constitute an Event of Default or breach of this Note by the Issuer, and the Issuer shall not have any liability under this Note resulting therefrom.

(e)

Antitrust and Foreign Investment Laws. The Issuer shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Issuer may issue without violating the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws applicable in connection with the issuance of the Common Shares upon conversion of this Note, except that such limitation shall not apply in the event that (i) the Noteholder (and, if applicable, the Issuer) obtains the necessary regulatory approvals as required by any applicable antitrust laws or foreign investment laws or (ii) the Noteholder (and, if applicable, the Issuer) obtains a written opinion from counsel to the Noteholder (or, in the case of the Issuer, counsel to the Issuer) that such approval(s) are not required. For the avoidance of doubt, the Issuer’s non-compliance with the limitations contained in this Section 4(e) shall not constitute an Event of Default or breach of this Note by the Issuer, and the Issuer shall not have any liability under this Note or otherwise resulting therefrom, but in the event that conversion of this Note requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Noteholder and, if applicable, the Issuer shall endeavor to make such filings and obtain such approval in accordance with, and subject to the limitations set forth in, Section 5(h) of the Note Purchase Agreement.

5.	REDEMPTION BY THE ISSUER.

(a)

Optional Redemption Right. The Issuer shall be entitled to redeem (an “Optional Redemption”) (i) prior to the Modification Date, all, but not less than all, of this Note and (ii) from and after the Modification Date, all or any portion of this Note, in each case, at any time for a cash purchase price (the “Optional Redemption Price”) equal to the sum of:

(i)	100% of the Principal being redeemed at such time; plus

(ii)	all accrued and unpaid Interest on such portion of Principal being redeemed as of the Redemption Date (as defined below);

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provided, that any Optional Redemption shall be suspended, and the Issuer shall have no obligation to consummate any such Optional Redemption, at any time following delivery of a Redemption Notice if Noteholder’s entitlement to redemption shall have been suspended pursuant to the terms of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement).

(b)

ECF Mandatory Redemption. From and after the occurrence of the Modification Date (but excluding any period during which any entitlement to redemption of the Noteholder shall have been suspended pursuant to the terms of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement), in the event that the Issuer is required to make an ECF Mandatory Redemption (as defined in the 2024 Secured Note (as in effect on the date hereof)) with respect to the Indebtedness under the 2024 Secured Note (the amount required to be applied to such redemption prior to giving effect to the ratable application of such amount to the Secured Exchange Notes (as defined in the 2024 Secured Note as in effect on the date hereof), the “ECF Redemption Amount”), the Issuer shall be required to (i) redeem a portion of the Principal of this Note in an amount equal to its ratable portion of such ECF Redemption Amount (which amount for this purpose shall be calculated after giving effect to all deductions from, and reductions to, such amount as are contemplated by the 2024 Secured Note), as and to the extent contemplated by Section 6(b) of the 2024 Secured Note (as in effect on the date hereof) (such portion required to be applied to the redemption of this Note, the “Applicable ECF Redemption Amount” and such required redemption, the “Applicable ECF Mandatory Redemption”) and (ii) issue Redemption Warrants to the Noteholder in accordance with clause (d)(i) below, with such redemption and issuance of such Redemption Warrants occurring substantially concurrently with the corresponding redemption and issuance under the 2024 Secured Note.

(c)	Mechanics of Redemption.

(i)	Redemption Notice.

(1)

To exercise its optional redemption right pursuant to Section 5(a), the Issuer shall deliver to the Noteholder a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 5, the “Redemption Notice”), which Optional Redemption Notice shall set forth (i) the Optional Redemption Price and (ii) detailed calculations of the Principal plus accrued and unpaid Interest included in the Optional Redemption Price as of the Redemption Date, provided that such notice may be conditioned on the occurrence of another event.

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(2)

To make an Applicable ECF Mandatory Redemption pursuant to Section 5(b), the Issuer shall deliver to the Noteholder a Redemption Notice substantially concurrently with the delivery of the corresponding redemption notice under the 2024 Secured Note, which Redemption Notice shall set forth (i) the Applicable ECF Redemption Amount and (ii) a calculation of the accrued and unpaid Interest thereon up to, but excluding, the Redemption Date, in each case, after giving effect to any reductions and/or deductions in the ECF Mandatory Redemption Amount required to be applied to the Principal as provided in Section 6(b) of the 2024 Secured Note (as in effect on the date hereof) and in Section 5(b) above (such amounts required to be paid, the “ECF Mandatory Redemption Price”).

(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 5 shall be deemed satisfied upon payment of the Optional Redemption Price or the Applicable ECF Redemption Amount, as applicable, in cash to the Noteholder by the end of the third Trading Day after the applicable Redemption Notice is delivered. For greater certainty, the day that the Redemption Notice is given shall not count as a Trading Day.

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 5, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Optional Redemption Price or the ECF Mandatory Redemption Price, as applicable, and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)).

(iv)

Conversion Prior to Redemption. Noteholder may convert this Note at its option pursuant to Section 4(a) hereof at any time after receipt of a Redemption Notice and prior to payment of the Optional Redemption Price or the ECF Mandatory Redemption Price, as applicable.

(d)	Warrants.

(i)

Provided the Noteholder has not elected to convert this Note in whole into Common Shares in accordance with Section 5(b)(iv) following receipt of a Redemption Notice, the Issuer shall issue to the Noteholder, on the date of redemption of this Note, a number of share warrants of the Issuer (the “Redemption Warrants”) entitling the Noteholder to acquire a number of Common Shares equal to the Principal redeemed divided by the then applicable Conversion Price and expiring on the Maturity Date. The initial exercise price of the Redemption Warrants will be equal to the applicable Conversion Price as of the date of redemption of this Note. The form of Warrant certificate for such Redemption Warrants is attached hereto as Exhibit III. The Noteholder shall have the right to reasonably request that the Issuer deliver, upon issuance of the Redemption Warrants, customary opinions of counsel, in form and substance substantially as set forth in Exhibit D to the Note Purchase Agreement.

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(e)

No Make-Whole. For the avoidance of doubt, no Make-Whole Amount, fees, premium or penalty shall be due, owing or payable by the Issuer in connection with the issuance of this Note and the other transactions contemplated by this Section 5.

6.	GUARANTEE AND COLLATERAL MATTERS.

(a)	Subject to the terms and conditions hereof, on and after the Modification Date:

(i)

the Issuer will cause its subsidiaries that are required to become “Note Guarantors” under and as defined in the 2024 Secured Note (the “Applicable Note Guarantors” and together with the Issuer, the “Note Parties”) to guarantee the obligations of the Issuer under this Note on substantially the same terms as the 2024 Note Guaranty, to secure such guaranty with pari passu liens on the same assets in respect of which such Applicable Note Guarantors have granted liens in favor of the 2024 Secured Collateral Agent, for the benefit of the secured parties under the 2024 Secured Note, to secure their obligations under the 2024 Secured Note and enter into collateral documentation in the same form and on the same terms as entered into to secure the 2024 Secured Note (the “Collateral Documents”); provided, that it is understood and agreed that in no event shall the Applicable Note Guarantors be required to grant liens on their assets that constitute Excluded Assets and in no event shall an Excluded Subsidiary be required to become an Applicable Note Guarantor and (B) the Noteholder agrees to enter into a Pari Passu Intercreditor Agreement with the 2024 Secured Collateral Agent and, when applicable, the holder of the Second A&R Note to set forth the relative priorities, rights and remedies as between the 2024 Secured Collateral Agent, the Noteholder and the holder of the Second A&R Note;

(ii)

the Issuer will, and will cause each other Applicable Note Guarantors to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, mortgages and/or amendments thereto and other documents), that may be required under any Applicable Law and which the Noteholder may reasonably request to ensure the creation, perfection and priority of the liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Note Parties; and the Issuer will, and will cause each other Note Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Documents or other document or instrument relating to any collateral and (ii) do,

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execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Noteholder may reasonably request from time to time in order to ensure the creation, perfection and priority of the liens created or intended to be created under the Collateral Documents.

(b)

Guarantees and Collateral. Notwithstanding any provision of this Note, the Note Guaranty or any Collateral Document (collectively, the “Secured Note Documents”) to the contrary, for purposes of any determination relating to the Note Guaranty and/or the Collateral as to which the Noteholder is granted discretion hereunder or under any other Secured Note Document (including any determination with respect to any waivers, extensions, consents or approvals, any discretion to be exercised and/or any determinations with respect to whether any assets constitute Excluded Assets or whether any subsidiaries constitute “Excluded Subsidiaries” or similar term), the Noteholder shall be deemed to have agreed and accepted any determination in respect thereof by the 2024 Secured Collateral Agent (subject to the Pari Passu Intercreditor Agreement). Notwithstanding anything herein to the contrary, until the Maturity Date (i) any possessory collateral required to be delivered to the Noteholder shall be deemed to be delivered to the Noteholder, if the same has been delivered to the 2024 Secured Collateral Agent or such other Person as may be mutually agreed acting as gratuitous bailee of the Noteholder, and (ii) any consent, judgment or discretion that may be exercised by the Noteholder with respect to the Applicable Note Guarantors, the Note Guaranty and/or the Collateral Documents under the terms of this Note, the Note Guaranty and/or the Collateral Documents shall be deemed to be exercised in the same manner as the consent, judgment or discretion of the 2024 Secured Collateral Agent.

7.	RIGHTS UPON EVENT OF DEFAULT.

(a)	Events of Default. Each of the following events shall constitute an “Event of Default”:

(i)	default in any payment of interest on this Note when due and payable that has continued for a period of thirty (30) days;

(ii)

default in the payment of Principal and Make-Whole Amount, if any, within five (5) Business Days of becoming due and payable on the Maturity Date, a Redemption Date or upon declaration of acceleration hereunder;

(iii)

failure by the Issuer to comply with its obligation to (a) convert this Note in accordance with this Note upon exercise of the Noteholder’s conversion right in accordance with the terms hereof or (b) issue Redemption Warrants in accordance with the terms hereof; provided that, in each case, such failure continues for a period of five (5) Business Days after the date such conversion or issuance was required to occur;

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(iv)

failure by the Issuer for sixty (60) days after written notice from the Noteholder has been received by the Issuer to comply with any of its other agreements contained in this Note, the Note Purchase Agreement or the Registration Rights Agreement;

(v)

(A) any “Event of Default” (howsoever defined) under the 2021 Convertible Note, or (B) default by the Issuer or any subsidiary of the Issuer with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed of $100,000,000 or more (or its foreign currency equivalent) in the aggregate of the Issuer or such subsidiary, whether such indebtedness now exists or shall hereafter be created, (1) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (2) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (1) and (2), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within thirty (30) days after written notice of such default to the Issuer by the Noteholder;

(vi)

one or more final, non-appealable judgments or orders is rendered against the Issuer or any subsidiary of the Issuer, which requires the payment in money by the Issuer or any subsidiary of the Issuer, individually or in the aggregate, of an amount (net of amounts covered by insurance or bonded) in excess of $150,000,000, and such judgment or judgments have not been satisfied, stayed, paid, discharged, vacated, bonded, annulled or rescinded within thirty (30) days after the later of (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, and (B) the date on which all rights to appeal have been extinguished;

(vii)

commencement by the Issuer or a Significant Subsidiary of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or a Significant Subsidiary or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or a Significant Subsidiary or any substantial part of their respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

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(viii)

an involuntary case or other proceeding having been commenced against the Issuer or a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or a Significant Subsidiary or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or a Significant Subsidiary or any substantial part of their respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days;

(ix)	the Common Shares cease to be listed on an Eligible Market; or

(x)

From and after the Modification Date, (i) any Note Guaranty for any reason, other than the occurrence of the Specified Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Note Guarantor shall repudiate in writing its obligations thereunder (in each case, other than (x) as a result of the discharge of such Note Guarantor in accordance with the terms thereof, (y) as a result of any act or omission by the Noteholder and/or (z) in any bona fide, good faith dispute as to the scope of Collateral or whether any Note Guaranty or Lien has been or is required to be released), (ii) this Note or any Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on any material portion of the Collateral created under the Collateral Document ceases to be perfected (other than solely by reason of (1) such perfection not being required pursuant to the collateral and guarantee requirements to be set forth in the Collateral Documents, the Collateral Documents, this Note or otherwise, (2) the failure of the Noteholder to maintain possession of any Collateral actually delivered to it or the failure of the Noteholder to file UCC, PPSA or similar financing statements, amendments or continuation statements, (3) a release of Collateral in accordance with the terms hereof or any other Secured Note Document, (4) the occurrence of the Specified Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) any Note Party shall contest in writing, the validity or enforceability of any provision of any Secured Note Document (or any Lien purported to be created by the Collateral Documents on any portion of the Collateral or any Note Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Specified Date or any other termination of any other Secured Note Document in accordance with the terms thereof), under any Secured Note Document to which it is a party; provided, that it is understood and agreed that notwithstanding anything to the contrary in the foregoing, in no event shall the subordination or release of any Obligation under the Note Guaranty or any Lien on any asset or property granted pursuant to any Collateral Document in connection with the

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consummation of any Project Financing and/or the entry into any Project Financing Intercreditor Agreement or any other matter or transaction contemplated by Section 7 give rise to a default or Event of Default under this Section 7(a)(x) or any other provision of this Note or any other Secured Note Document.

(b)

Notice of Default; Accelerated Redemption Right. Upon the occurrence of a Default with respect to this Note the Issuer shall within three (3) Business Days deliver written notice thereof (a “Default Notice”) to the Noteholder that includes (i) a reasonable description of the applicable Default, (ii) a certification as to whether, in the opinion of the Issuer, such Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Issuer to cure such Default and (iii) a certification as to the date the Default occurred and, if cured on or prior to the date of such Default Notice, the applicable Event of Default Right Expiration Date (as defined below). At any time after the earlier of (A) the Noteholder’s receipt of a Default Notice and the subsequent occurrence of an Event of Default and (B) the Noteholder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Default is cured and (y) the Noteholder’s receipt of a Default Notice and the subsequent occurrence of an Event of Default, the Noteholder may require the Issuer to redeem (unless such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Issuer, which Event of Default Redemption Notice shall indicate the portion of this Note the Noteholder is electing to require the Issuer to redeem. Each portion of this Note subject to redemption by the Issuer pursuant to this Section 7(b) shall be redeemed by the Issuer for a cash purchase price equal to the Forced Redemption Price. Any redemption upon an Event of Default in accordance with this Section 7(b) shall not constitute an election of remedies by the Noteholder, and all other rights and remedies of the Noteholder shall be preserved.

(c)

Satisfaction of Accelerated Redemption. The Issuer’s obligation to redeem in accordance with this Section 7 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Noteholder by the end of the fifth Trading Day after the Event of Default Redemption Notice is given. For greater certainty, the day that the Event of Default Redemption Notice is given does not count as a Trading Day.

(d)

Return of Note. Following a redemption of this Note in accordance with this Section 6, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 16(b)).

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(e)	In addition to the foregoing:

(i)

Automatic Acceleration. If an Event of Default set forth in Section 7(a)(vii) or Section 7(a)(viii) occurs, then the Principal of, and all accrued and unpaid interest and Make-Whole Amount on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii)

Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 7(a)(vii) or Section 7(a)(viii)) occurs and is continuing, then the Noteholder may, by notice to the Issuer, declare the Principal, and all accrued and unpaid Interest on, this Note to become due and payable immediately.

(iii)

Rescission of Acceleration. Notwithstanding anything to the contrary in this Note, the Noteholder, by notice to the Issuer, may rescind any acceleration of this Note and its consequences if (A) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (B) all existing Events of Default (except the non-payment of Principal of, or Interest on, this Note that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

(f)

The Issuer, for itself and on behalf on any other Note Party, expressly agrees and acknowledges (to the fullest extent it may lawfully do so) that the Make-Whole Amount payable in connection with any automatic acceleration of the Principal of this Note or any Forced Redemption Price in connection with a COC Mandatory Redemption or an Accelerated Redemption set forth in Section 7(b) (collectively, the “Premium”) (w) shall constitute reasonable and proportionate compensation for any lost profits or damages of the Noteholders caused by such events, (x) is the product of an arm’s length transaction resulting from good faith negotiations between sophisticated parties having received independent legal advice, (y) is payable notwithstanding the then prevailing market rates at the time payment of the Premium is made and (z) shall be payable by the Issuer or the Applicable Note Guarantors (as applicable) to the Noteholder as and to the extent provided in this Note, notwithstanding any automatic acceleration hereunder following an Event of Default set forth in Section 7(a)(vii) or Section 7(a)(viii). The Issuer, for itself and on behalf on any other Note Party, hereby expressly agrees (to the fullest extent it may lawfully do so) that with respect to the Premium payable under the terms of this Note (i) payment of the Premium hereunder constitutes liquidated damages, is not a penalty, punishment, “unmatured interest” as that term is used in section 502(b) of the Bankruptcy Code (or otherwise) or an otherwise unenforceable or invalid obligation, and is a material inducement to each Noteholder, (ii) the actual amount of damages to the Noteholder or profits lost by the Noteholder as a result of the events requiring payment of the Premium hereunder would be impracticable and extremely difficult to ascertain, (iii) the

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amount of the Premium payable hereunder is provided by mutual agreement of the Issuer and the Noteholder, as a reasonable estimation and calculation of the damages that the Noteholder would incur upon the occurrence of events requiring payment of the Premium hereunder, and the Premium payable hereunder is reasonable in light of the circumstances, (iv) there has been a course of conduct between the Noteholder and the Note Parties giving specific consideration in this transaction for such agreement to pay the Premium and (v) the Note Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Without limiting the generality of the foregoing, the Premium shall be fully earned, and automatically and immediately due and payable, on the date on which such Premium is required to be made pursuant to the terms of this Note and shall constitute part of the Obligations secured by the Collateral as of such date. The Premium shall also be automatically and immediately due and payable if the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means, or if the Obligations are reinstated pursuant to section 1124 of the Bankruptcy Code or similar provisions under Debtor Relief Laws. The obligation to pay the Premium will not be subject to counterclaim or setoff for, or otherwise be affected by, any claim or dispute any Note Party may have (other than a claim of payment). In the event that the Premium is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of Debtor Relief Laws, despite becoming due and payable in accordance with the terms of this Note, such Premium shall nonetheless constitute Obligations under the Note Documents for all purposes hereunder and thereunder. The Noteholder has agreed to hold this Note in reliance of each such agreement and acknowledgement by the Issuer, for itself and on behalf on any other Note Party. THE ISSUER, FOR ITSELF AND ON BEHALF ON ANY OTHER NOTE PARTY, EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH EVENT ET FORTH IN THIS NOTE.

8.	RIGHTS UPON CHANGE OF CONTROL TRANSACTION.

(a)

Mandatory Redemption upon Change of Control Transaction. Upon the consummation of a Change of Control Transaction, the Issuer shall redeem all, but not less than all, of this Note remaining outstanding and unconverted at such time for a cash purchase price equal to the Forced Redemption Price (a “Mandatory Redemption”).

(b)	Mechanics of Redemption.

(i)

Redemption Notice. Upon a redemption by the Issuer pursuant to this Section 8, the Issuer shall deliver to the Noteholder, a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 8, the “CoC Redemption Notice”) to the Noteholder, which CoC Redemption Notice shall, for greater certainty, set forth (i) the Forced Redemption Price and (ii) calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Forced Redemption Price as of the Redemption Date.

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(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 8 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Noteholder by the end of the third Trading Day after the CoC Redemption Notice is given. For greater certainty, the day that the CoC Redemption Notice is given does not count as a Trading Day.

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 8, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 16(b)).

(iv)

Conversion Prior to Redemption. Noteholder may convert this note at its option pursuant to Section 4(a) hereof at any time after receipt of a CoC Redemption Notice and prior to payment of the Forced Redemption Price.

9.	ADJUSTMENTS.

(a)

If and whenever, at any time after the Issuance Date and prior to the Maturity Date, the Issuer shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon conversion of this Note on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Noteholder shall be entitled to receive the kind and number of Common Shares or other securities of the Issuer which it would have owned or been entitled to receive after the happening of any of the events described in this Section 9(a) had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 9(a) shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

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(b)

If and whenever at any time after the Issuance Date and prior to the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Issuer other than as described in Section 9(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Issuer with or into any other Person or other entity or acquisition of the Issuer or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Issuer as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Issuer) or other entity or a liquidation, dissolution or winding-up of the Issuer (in any of the foregoing cases, that is not a Change of Control Transaction), the Noteholder , if it has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Issuer or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Noteholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Noteholder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its conversion right at the Conversion Price.

(c)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Issuer shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Fair Market Value as of the date of issue thereof, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)	“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

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(iii)

“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

(iv)

“B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Issuer (as determined in good faith by the Issuer’s board of directors) in respect of such issue by CP1); and

(v)	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d)

If the Issuer or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Issuer’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be increased based on the following formula:

CP1 = CP0 x (OS0 x SP)

AC + (SP x OS1)

where:

CP0	= the Conversion Price in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CP1	= the Conversion Price in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC

= the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Issuer’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;

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OS0	= the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	= the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP

= the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Price will in no event be adjusted down pursuant to this Section 9(d), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 9(d), if the Conversion Date for this Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Price for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Issuer being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(e)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Issuer shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 9(a)), then and in each such event the Noteholder of this Note shall receive, and shall accept, upon the conversion of this Note into Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Note had been converted into Common Shares on the date of such event.

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(f)

On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event which is not a Change of Control Transaction or addressed in Section 9(a), 9(b), 9(c), 9(d) or 9(e) (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Noteholder , so as to ensure that the Noteholder receives, upon the conversion of this Note occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Noteholder would have received if, immediately prior to the date of such Unanticipated Event, the Noteholder had been the registered holder of the number of Common Shares to which the Noteholder would be entitled upon the conversion of this Note into Common Shares.

(g)	The adjustments provided for in Sections 9(a), 9(b), 9(c), 9(d) 9(e) and 9(f) are cumulative and will be made successively whenever an event referred to therein occurs.

(h)

If at any time a question or dispute arises with respect to the adjustments provided for in Sections 9(a), 9(b), 9(c), 9(d) 9(e) or 9(f), such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Issuer (who may be the auditors of the Issuer) and acceptable to the Noteholder . Such accountants shall have access to all necessary records of the Issuer and any such determination will be binding upon the Issuer and the Noteholder.

(i)

The Issuer shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 9(a), 9(b), 9(c), 9(d) 9(e) or 9(f), deliver a certificate of the Issuer to the Noteholder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 9(e), entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Noteholder , such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Issuer (who may be the auditors of the Issuer) and acceptable to the Noteholder .

(j)

Notwithstanding anything to the contrary in Sections 9(a), 9(b), 9(c), 9(d) 9(e) or 9(f), if the Noteholder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Noteholder shall not be entitled to receive such Ineligible Consideration and the Issuer or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Issuer or the successor or acquiror, as the case may be) to deliver to the Noteholder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Issuer) equal to the market value of such Ineligible Consideration.

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10.	NOTEHOLDER CONSENT RIGHT OVER DEBT INCURRENCE.

The Issuer agrees that it shall not incur additional Indebtedness without the consent of the Noteholder, which consent shall not be unreasonably withheld, conditioned or delayed, other than:

(a)	Indebtedness incurred during any rolling 12-month period that does not exceed $75,000,000 individually or in the aggregate;

(b)	Indebtedness incurred in the ordinary course of business, including trade payables and intercompany debt;

(c)	Indebtedness incurred in connection with any Project Financing; or

(d)	Indebtedness incurred in connection with any agreement entered into with the Export Development Canada Project Finance and Sustainable Development Technology Canada.

11.	COVENANTS

(a)

Covenant to Pay. The Issuer will pay or cause to be paid all the Principal of, the Redemption Price for, Interest on, and other amounts due with respect to, this Note on the dates and in the manner set forth in this Note.

(b)

Amendments to 2021 Convertible Note. If, on or after the date of issuance of the 2021 Convertible Note, any term of the 2021 Convertible Note has been or is amended or modified in a manner that is favorable to the holder thereof, the Issuer shall simultaneously offer to amend or modify this Note to reflect similar terms and, if Noteholder accepts such offer, the Issuer shall promptly effect such amendment or modification.

(c)

Corporate Existence. Subject to Section 8, until the Specified Date, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Issuer.

(d)

Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Issuer (i) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (ii) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Noteholder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

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(e)

Payment of Taxes. Until the Specified Date, the Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or its properties except (i) where the failure to effect such payment or discharge is not adverse in any material respect to the Noteholder or (ii) where such taxes are being contested in good faith and by appropriate negotiations or proceedings and with respect to which appropriate reserves have been taken in accordance with applicable accounting standards.

12.	VOTING RIGHTS. The Noteholder shall have no voting rights as the holder of this Note, except as required by Applicable Law (including the Business Corporations Act (Ontario)).

13.	ADDITIONAL COVENANTS. Until the Specified Date, the Issuer shall comply with those covenants as set forth in Section 5 of the Note Purchase Agreement and the Registration Rights Agreement.

14.

AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Noteholder shall be required for any change, modification, waiver or amendment to this Note. Any change, amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note.

15.	TRANSFER.

(a)

The Issuer shall maintain a register (the “Register”) for the recordation of the name and address of the Noteholder and the principal amount of this Note and Interest accrued and unpaid thereon (including as the Principal may be increased as the result of capitalization of Interest in accordance with Section 2(b) of this Note) (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer shall treat the Noteholder for all purposes (including the right to receive payments of Principal and Interest hereunder) as the owner hereof notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Registered Note by the Noteholder to a Permitted Transferee, the Issuer shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16; provided, however, that the Issuer will not register any assignment, transfer or sale of this Note not made in accordance with Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom. Notwithstanding anything to the contrary set forth in this Section 15, following conversion of any portion of this Note in accordance with the terms hereof, the Noteholder shall not be required to physically surrender this

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Note to the Issuer unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Issuer following conversion thereof as contemplated by Section 4(c)) or (B) the Noteholder has provided the Issuer with prior written notice (which notice may be included in a Noteholder Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. If the Issuer does not update the Register to record the Principal, Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

(b)

This Note may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Noteholder other than to one or more Permitted Transferees in accordance with the provisions of Regulation S of the 1933 Act or pursuant to registration under the 1933 Act or an available exemption therefrom and by registration of such assignment or sale on the Register. Any purported assignment to a transferee that is not a Permitted Transferee will be null and void ab initio and unenforceable and the Issuer will not have any obligations to any such transferee. Notwithstanding the foregoing, upon the occurrence of an Event of Default pursuant to Section 7(a) (in the case of 7(a)(v), only in the event of material breaches) and for so long as such Event of Default is continuing and has not been cured or waived, the Noteholder may offer, sell, assign or transfer this Note (including through hedging or derivative transactions) to any person in accordance with applicable law, and the Register shall be deemed updated to reflect such offer, sale, assignment, transfer, hedge or derivative transaction on the date of such offer, sale, assignment, transfer, hedge or derivative transaction.

(c)

The Noteholder shall not offer, sell, assign or transfer this Note to any Person that is not a resident of Canada for purposes of the Tax Act and any purported assignment or transfer to such a Person will be null and void ab initio and unenforceable and the Issuer will not have any obligation to any such person (including, without limitation, to make any payment of principal, interest or other amount and to issue any share or other security); provided, however, that an assignment to a Permitted Indemnifying Transferee (as such term is defined in the 2024 Secured Note Purchase Agreement) shall be permitted. A Noteholder that was previously a resident of Canada for purposes of the Tax Act that subsequently ceases to be a resident of Canada for purposes of the Tax Act at any particular time shall be required to satisfy the requirements set forth in the definition of Permitted Indemnifying Transferee. For the avoidance of doubt, this Section 15(c) shall not limit in any manner the offer, sale, assignment or transfer of this Note to any Person that is a resident of Canada for purposes of the Tax Act.

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16.	REISSUANCE OF THIS NOTE.

(a)

Transfer. If this Note is to be transferred in accordance with the terms hereof, the Noteholder shall surrender this Note to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Noteholder a new Note (in accordance with Section 16(d)), registered as the Noteholder may request, representing the outstanding Principal being transferred by the Noteholder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 16(d)) to the Noteholder representing the outstanding Principal not being transferred. The Noteholder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Note following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)

Lost, Stolen or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Noteholder to the Issuer in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Noteholder a new Note (in accordance with Section 16(d)) representing the outstanding Principal.

(c)

Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Noteholder at the principal office of the Issuer, for a new Note or Notes (in accordance with Section 16(d) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding Principal, and each such new Note will represent such portion of such outstanding Principal as is designated by the Noteholder at the time of such surrender.

(d)

Issuance of New Notes. Whenever the Issuer is required to issue a new Note pursuant to the terms of this Note (other than in accordance with Section 7 hereof), such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 16(a) or Section 16(c), the Principal designated by the Noteholder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date, (iv) shall have the same rights and conditions as this Note, and (v) shall include in the principal amount thereof accrued and unpaid Interest on this Note from the Issuance Date.

17.	PROJECT FINANCING SUBORDINATION.

(a)

On a substantially concurrent basis with the occurrence of the Project Financing Closing Date, each of the Issuer and the Noteholder agree that (i) the obligations of each member of the U.S. Project Finance Group pursuant to the Note Guaranty (the “Applicable Note Guaranty Obligations”) shall automatically, unconditionally, immediately and irrevocably be subordinated to the Note Guaranty provided by such Persons to any Project Lender in connection with a

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Project Financing and (ii) the Liens on any property of any Note Party that constitutes Project Loan Collateral granted to or held by the Noteholder under or pursuant to any Collateral Document or any other Secured Note Document (such property, the “Applicable Project Collateral”) shall automatically, unconditionally, immediately and irrevocably be subordinated to the Liens on such Project Loan Collateral that are granted to or held by any Project Lender in connection with a Project Financing, in each case, (x) subject to clause (b) below and (y) in accordance with, and subject to the terms and conditions of, the Project Financing Intercreditor Agreement.

(b)

The Noteholder expressly agrees that, promptly upon request by the Issuer, the Noteholder will negotiate in good faith the terms of an intercreditor agreement with the Project Lender with respect to the subordination matters described in clause (a) above and use commercially reasonable efforts to agree to the terms of an intercreditor agreement that is acceptable to the Project Lender. The Noteholder further expressly acknowledges and agrees that in the event that the Project Lender and the Noteholder are unable to reach agreement on the terms of an intercreditor arrangement that is acceptable to the Project Lender, the Applicable Note Guaranty Obligations and the Liens granted to, or held by, the Noteholder on the Applicable Project Collateral, shall in each case be automatically, unconditionally, immediately and irrevocably released. In furtherance of (but without limiting) the foregoing, if the Issuer determines in good faith that the Noteholder and the Project Lender have not reached agreement on the terms of an intercreditor arrangement that is acceptable to the Project Lender and that continued negotiation of such intercreditor arrangement could reasonably be expected to delay or impede the ability of the U.S. Project Finance Group to obtain the applicable Project Financing, the Issuer may deliver written notice of such determination to the Noteholder and unless a Project Financing Intercreditor Agreement is agreed between the Noteholder and the Project Lender within five (5) Business Days of the date of such notice, the Applicable Note Guaranty Obligations and the Liens granted to, or held by, the Noteholder on the Applicable Project Collateral, shall in each case be automatically, unconditionally, immediately and irrevocably released on such fifth (5th) Business Day.

(c)

The Noteholder shall take such additional steps, including filing an amendment or termination of any UCC financing statement and/or any PPSA financing statement, as may from time to time reasonably be requested by or on behalf of the Issuer or the Project Lender to evidence such subordination and/or release contemplated by this Section 17.

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18.

REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Noteholder’s right to pursue actual and consequential damages for any failure by the Issuer to comply with the terms of this Note. No failure on the part of the Noteholder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Noteholder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Noteholder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Noteholder’s rights or remedies under such documents or at law or equity. The Issuer covenants to the Noteholder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Noteholder and shall not, except as expressly provided herein, be subject to any other obligation of the Issuer (or the performance thereof). The Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Noteholder and that the remedy at law for any such breach may be inadequate. The Issuer therefore agrees that, in the event of any such breach or threatened breach, the Noteholder shall be entitled, in addition to all other available remedies, to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Issuer shall provide all information and documentation to the Noteholder that is reasonably requested by the Noteholder to enable the Noteholder to confirm the Issuer’s compliance with the terms and conditions of this Note.

19.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Noteholder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Issuer or other proceedings affecting the Noteholder’s rights and involving a claim under this Note, then the Issuer shall pay the costs incurred by the Noteholder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements. The Issuer expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

20.

CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Issuer and the initial Noteholder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Any calculation of accrued and unpaid interest under this Note shall exclude period(s) during which Interest has ceased to accrue pursuant to any term of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement).

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21.

FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Noteholder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

22.	DISPUTE RESOLUTION.

(a)	Submission to Dispute Resolution.

(i)

In the case of a dispute relating to a Conversion Price, the Optional Redemption Price, the ECF Mandatory Redemption Price or the Forced Redemption Price (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Issuer or the Noteholder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Issuer, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Noteholder within five (5) Business Days after the Noteholder learned of the circumstances giving rise to such dispute. If the Noteholder and the Issuer are unable to promptly resolve such dispute relating to such Conversion Price or such Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Issuer or the Noteholder (as the case may be) of such dispute to the Issuer or the Noteholder (as the case may be), then the Issuer shall select an independent, reputable investment bank acceptable to the Noteholder , acting reasonably, to resolve such dispute and the Issuer shall promptly send written confirmation of such joint selection to the Noteholder .

(ii)

The Noteholder and the Issuer shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 21 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the [f]ifth (5th) Business Day immediately following the date on which the Issuer provided notice to the Noteholder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Noteholder or the Issuer fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute

27

Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Issuer and the Noteholder or otherwise requested by such investment bank, neither the Issuer nor the Noteholder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Issuer, on the one hand, and the Noteholder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Issuer and the Noteholder and no meeting between such investment bank and the Issuer or the Noteholder shall take place unless each of the Issuer and the Noteholder are in attendance.

(iii)

The Issuer and the Noteholder shall cause such investment bank to determine the resolution of such dispute and notify the Issuer and the Noteholder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Issuer and the Noteholder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

23.	NOTICES; CURRENCY; PAYMENTS.

(a)

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Issuer:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

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with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

Attention: Andrea M. Basham, Allison Liff

Email: Andrea.Basham@Freshfields.com

  Allison.Liff@Freshfields.com

and

McCarthy Tétrault LLP

66 Wellington St W

Suite 5300

Toronto, ON M5K 1E6

Attention: Jonathan Grant, Fraser Bourne

Email: jgrant@mccarthy.ca, fbourne@mccarthy.ca

If to the Noteholder:

Glencore Canada Corporation

100, King Street West

Suite 6900

Toronto, ON, M5X 1E3

Canada

Attention: Legal Department

Email: legalnotices@glencore-us.com

with a copy to:

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

Switzerland

Attention: General Counsel

Email: general.counsel@glencore.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Heather Emmel, David Avery-Gee

Email: Heather.emmel@weil.com

David.Avery-Gee@weil.com

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or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

(b)

The Issuer shall provide the Noteholder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Issuer will give written notice to the Noteholder (i) within three (3) Business Days after any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Issuer closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Change of Control Transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Noteholder .

(c)	Calculation of Time. When computing any time period in this Note, the following rules shall apply:

(i)	the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

(ii)

for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

(iii)

for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

(iv)

if the end date of any deadline or time period in this Note refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

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(v)	when used in this Note the term “month” shall mean a calendar month.

(d)	Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”).

(e)

Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S. Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

24.

CANCELLATION. After all Principal, accrued and unpaid Interest, the Make-Whole Amount, if any, and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Issuer for cancellation and shall not be reissued.

25.

WAIVER OF NOTICE. To the extent permitted by law, the Issuer hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Note Purchase Agreement and the Registration Rights Agreement.

26.

GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Issuer hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a Noteholder from bringing suit or taking other legal action against the Issuer in any other jurisdiction to collect on the Issuer’s obligations to a Noteholder or to enforce a judgment or other court ruling in favor of a Noteholder. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING

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ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

27.

SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

28.

MAXIMUM PAYMENTS. Without limiting Section 8(d) of the Note Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by Applicable Law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such Applicable Law, any payments in excess of such maximum shall be credited against amounts owed by the Issuer to the Noteholder and thus refunded to the Issuer.

29.

RANKING; SUBORDINATION. From the date hereof to, but excluding, the Modification Date, the Issuer, for itself, its successors and assigns, covenants and agrees, and the Noteholder likewise covenants and agrees by its acceptance of this Note, that the obligations of the Issuer to make any payment on account of the principal of and interest on this Note shall be subordinate and junior in right of payment and upon liquidation to the Issuer’s obligations to the holders of all Senior Debt of the Issuer now existing or hereinafter assumed. For the avoidance of doubt, on and following the Modification Date, this Section 29 shall be of no further force and effect.

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30.	CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)	“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)	“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)	“2021 Convertible Note” means the unsecured convertible note issued by the Issuer to Spring Creek Capital, LLC pursuant to a note purchase agreement on September 29, 2021.

(d)	“2024 Note Guaranty” means the Note Guaranty (as defined in the 2024 Secured Note as in effect on the date hereof).

(e)	“2024 Secured Note” means the senior secured convertible note issued by the Issuer in favor of the 2024 Secured Noteholder pursuant to a note purchase agreement on [•], 2024.

(f)

“2024 Secured Note Purchase Agreement” means the note purchase agreement, dated March 11, 2024, as amended, restated, supplemented or otherwise modified from time to time, between the Issuer and Glencore Canada Corporation.

(g)	“2024 Secured Collateral Agent” means Glencore Canada Corporation, in its capacity as the administrative and collateral agent under the 2024 Secured Note.

(h)

“Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Issuer after the Issuance Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i)	Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 9(a);

(ii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Issuer or any of its subsidiaries, whether issued before or after the Issuance Date, pursuant to any option or incentive plan of the Issuer adopted by the board of directors of the Issuer (or any predecessor governing body); and

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(iii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares (including this Note (and any Note issued as PIK hereunder)) which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

(i)

“Affiliate” means, in relation to any Person (the “first named person”), any other Person that controls, is controlled by or is under common control with the first named person; provided that, for greater certainty, the Issuer is not an Affiliate of the Noteholder or any of its subsidiaries for the purposes of this Note.

(j)

“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Issuer, and includes the rules and policies of any stock exchange upon which the Issuer has securities listed or quoted.

(k)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

(l)

“Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Issuer or one or more employee benefit plans of the Issuer, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Issuer’s then outstanding Common Shares (other than Common Shares held by the Issuer as treasury stock or owned by a subsidiary of the Issuer); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Issuer, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Issuer as treasury stock or owned by a subsidiary of the Issuer) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other

34

than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Issuer pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Issuer’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Issuer’s shareholders approve any plan or proposal for the liquidation or dissolution of the Issuer; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

(m)	“Code” means the Internal Revenue Code of 1986.

(n)

“Collateral” means any and all property of any Note Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Note Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Obligations. For the avoidance of doubt, in no event shall “Collateral” include any asset that is an Excluded Asset for so long as such asset constitutes an Excluded Asset.

(o)

“Common Shares” means (i) the Issuer’s common shares, (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares and (iii) for purposes of Section 9(a)(iv) only, the common shares or other securities of any of the Issuer’s subsidiaries in addition to the common shares of the Issuer.

(p)

“Conversion Amount” means the sum of (i) the portion of the Principal to be converted with respect to which this determination is being made; and (ii) all accrued and unpaid Interest with respect to such portion of the Principal, if any.

(q)	“Conversion Price” means, as of any Conversion Date or other date of determination:

(i)	from the date hereof until, but excluding, the Modification Date, $9.95 per Common Share, subject to adjustment as provided herein; and

(ii)

on and after the Modification Date, the lesser of (x) the amount determined on the basis of a volume weighted average per share price of the Common Shares for thirty (30) Trading Days ending immediately prior to the Modification Date, plus a 25% premium and (y) $9.95 per Common Share, subject to adjustment as provided herein.

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(r)	“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

(s)

“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Issuer is $150,000,000 or more.

(t)	“Excluded Assets” has the meaning assigned to such term in the 2024 Secured Note as in effect on the date hereof).

(u)	“Excluded Subsidiaries” has the meaning assigned to such term in the 2024 Secured Note as in effect on the date hereof).

(v)

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient of any payment to be made by or on account of any obligation of the Issuer under this Note or required to be withheld or deducted from a payment (or deemed payment) to a recipient:

(i)

any Taxes imposed on (or measured by) such recipient’s net income or overall gross income, franchise Taxes and capital Taxes, in each case, (A) imposed as a result of such recipient being organized or having its principal office located in the taxing jurisdiction or (B) that are Other Connection Taxes;

(ii)	any branch profits Taxes or any similar Tax imposed by any jurisdiction described in clause (i);

(iii)

any Taxes that would not have been imposed but for the recipient (A) not dealing at arm’s length (within the meaning of the Tax Act) with the Issuer, (B) being a “specified shareholder (as defined in subsection 18(5) of the Tax Act) of the Issuer or not dealing at arm’s length with such a specified shareholder for purposes of the Tax Act, or (C) being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act, as proposed to be amended by Bill C-59) in respect of the Issuer, including in each case where (x) the non-arm’s length relationship, (y) the recipient being a “specified shareholder” of the Issuer, or not dealing at arm’s length with a “specified shareholder” of the Issuer, or (z) the recipient being a “specified entity” in respect of the Issuer, as applicable, arises in connection with or as a result of the ownership of this Note, the Second A&R Note (as defined in the 2024 Secured Note) or the 2024 Secured Note;

36

(iv)	any Taxes imposed in respect of an amount that is “participating debt interest” (as defined in subsection 212(3) of the Tax Act) arising (or deemed to arise) in respect of this Note; and

(v)	any withholding Tax imposed under FATCA.

(w)	“Existing Holder” means Glencore Canada Corporation in its capacity as the holder of the Original Convertible Note and each of the Original PIK Notes.

(x)

“Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.

(y)

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

(z)

“Floating Rate” means, with respect to each Interest Date, the rate per annum equal to the sum of (A) Term SOFR plus (B) 0.42826%; provided, that in no event shall the Floating Rate be less than 1% per annum nor more than 2% per annum.

(aa)

“Forced Redemption Price” means a cash purchase price equal to the sum of (i) 100% of the Principal, (ii) accrued and unpaid Interest on this Note as of the Redemption Date and (iii) the Make-Whole Amount.

(bb)

“Indebtedness” shall mean (i) any indebtedness for borrowed money, including accrued interest, (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments, including accrued interest, (iii) obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities, (iv) swaps, options, derivatives and other hedging arrangements or arrangements that will be payable upon termination thereof, and (v) any guaranty of any of the foregoing. For the avoidance of doubt, Indebtedness shall not include any obligations as lessee under capitalized leases incurred in the ordinary course of business.

(cc)	“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under this Note.

(dd)	“Ineligible Consideration” has the meaning given to such term in Section 9(j).

37

(ee)

“Interest Date” means (i) with respect to the applicable Interest Period, the last day of such Interest Period; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

(ff)

“Interest Period” means (i) initially, the period commencing on the Issuance Date and ending on December 31, 2024 and (ii) thereafter, each period of six months commencing on January 1 and July 1 of each fiscal year.

(gg)	“Interest Rate” means,

(i)

from the date hereof until, but excluding, the Modification Date, the Floating Rate plus five percent (5%) per annum if interest is to be paid in cash at the applicable Interest Date, and (ii) the Floating Rate plus six percent (6%) per annum if, at the option of the Issuer, interest is to be paid in kind in accordance with Section 2(b) at the applicable Interest Date; and

(ii)

on and after the Modification Date, (i) Term SOFR plus five percent (5%) per annum if interest is to be paid in cash at the applicable Interest Date, and (ii) Term SOFR plus six percent (6%) per annum if, at the option of the Issuer, interest is to be paid in kind in accordance with Section 2(b).

(hh)

“Make-Whole Amount” means, with respect to any required redemption pursuant to delivery of an Event of Default Redemption Notice pursuant to Section 7(b) or any required redemption upon the consummation of a Change of Control Transaction pursuant to Section 8, the sum of the undiscounted cash Interest payments that would have been payable under the Note beginning the day after such conversion or redemption through the Maturity Date but for the occurrence of such conversion or redemption.

(ii)	“Maturity Date” means,

(i)	from the date hereof until, but excluding, the Modification Date, May 31, 2027; and

(ii)	commencing on and after the Modification Date, the fifth anniversary of the Modification Date.

(jj)

“Modification Date” means the earlier of (a) the date that is one (1) month after the Project Financing Closing Date, and (b) December 31, 2024; it being understood and agreed that the Issuer will notify the Noteholder in writing of the occurrence of the Modification Date (for the avoidance of doubt, failure to deliver notice shall not invalidate the occurrence of the Modification Date).

38

(kk)	“Optional Redemption Notice” has the meaning given to such term in Section 5(b)(i).

(ll)	“Optional Redemption Price” has the meaning given to it in Section 5(a).

(mm)

“Other Connection Taxes” means, with respect to the Noteholder or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced this Note).

(nn)

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other similar Taxes arising from any payment made under this Note or from the execution, delivery or enforcement of, or otherwise with respect to, this Note, but excluding (i) any Excluded Taxes and (ii) any such Taxes that are Other Connection Taxes imposed with respect to a transfer of this Note, the Second A&R Note or the 2024 Secured Note pursuant to the terms hereof.

(oo)

“Permitted Transferees” means as to the Noteholder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of the Noteholder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Noteholder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) if an entity, (A) the then-existing shareholders or other investors in the Noteholder in connection with the dissolution or winding-up of the Noteholder, or (B) any Person in connection with any consolidation or reorganization of the Noteholder directly or indirectly with or into one or more other investment vehicles; or (iii) any Affiliate of the Noteholder (other than any investment portfolio company of the Noteholder that is an Affiliate) provided that, with respect to clauses (i), (ii) and (iii), if any such Permitted Transferee shall not be a resident of Canada for purposes of the Tax Act, it shall be a Permitted Indemnifying Transferee.

(pp)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(qq)	“PIK Amount” has the meaning given to such term in Section 2(b).

(rr)	“PIK Notice” has the meaning given to such term in Section 2(b).

(ss)	“Principal” has the meaning given to such term in the recitals hereto.

39

(tt)

“Principal Market” means The New York Stock Exchange or any Eligible Market on which the Issuer’s Common Shares are listed (and, in the case of simultaneous listings on multiple markets, the majority of the Issuer’s Common Shares trade) at the applicable time.

(uu)

“Project” means the engineering, design, procurement, installation of equipment, construction, commissioning, operation and maintenance, start-up, testing and/or production ramp-up of certain (i) the Facility, (ii) raw material and end products warehouses, administrative offices, quality control/quality assurance laboratories, visitor center buildings, and car parking lots, in each case for or related to the Facility, and/or (iii) recycling facilities, including, without limitation, Black Mass production facilities in Rochester, New York by the Issuer and/or any of its (direct or indirect) subsidiaries.

(vv)

“Project Financing” means one or more project financings from any Project Lender in an aggregate gross principal amount (including any capitalized interest in respect thereof) of at least $375 million and not more than $475 million obtained by the Issuer and/or any of its (direct or indirect) subsidiaries from a Project Lender primarily in respect of the Project.

(ww)

“Project Financing Closing Date” means the “closing date” (or such other equivalent term) under any Project Loan Documentation executed by the Issuer and/or any of its applicable Subsidiaries in connection with a Project Financing.

(xx)

“Project Financing Intercreditor Agreement” means, with respect to any Project Financing, an intercreditor agreement between, among others, the Project Lender providing such Project Financing and the applicable Note Parties, which Project Financing Intercreditor Agreement shall be in form and substance agreed by the Project Lender in its sole and absolute discretion.

(yy)

“Project Lender” means the U.S. Department of Energy, the Federal Financing Bank, and/or any other provider of a Project Financing that is reasonably acceptable to the Noteholder (such acceptance not to be unreasonably withheld, delayed or conditioned), as applicable.

(zz)

“Project Loan Collateral” means (A) any assets of the Issuer, Li-Cycle Americas Corp., (or any other direct parent of a subsidiary which is party to any Project Financing) or the U.S. Project Finance Group that are required to be pledged pursuant to any Project Loan Documentation, and (B) a Lien in respect of which would conflict with, or result in a violation of, any Project Loan Documentation, including without limitation, (i) any receivables in respect of subordinated debt or under any “Affiliate Transaction Agreement” (as defined in the relevant Project Loan Documentation) or any equivalent term in any Project Loan Documentation, in each case, which receivables are owed to a Note Party by any member of the U.S. Project Finance Group, (ii) any license of intellectual property granted by any Note Party to a Project Lender under the Project Loan Documentation, (iii) any cash collateral account held by the Issuer or a Note Party which is required to be or will

40

be required to be pledged in favor of a Project Lender (or any agent on its behalf) in connection with any Project Loan Documentation, (iv) any equity interests in any (direct or indirect) subsidiary of the Issuer or any Note Party which are required to be pledged to secure a Project Financing (including the equity interests in any member of the U.S. Project Finance Group), and (v) any other assets customarily required by Project Lenders to secure Project Financings of the type contemplated herein (to the extent such assets are in fact pledged to secure a Project Financing).

(aaa)

“Project Loan Documentation” means any definitive documentation (including any definitive loan agreement) entered into by the Issuer and/or any of its subsidiaries in connection with any Project Financing.

(bbb)	“Redemption Date” means,

(i)

from the date hereof until, but excluding, the Modification Date, the date on which the Note is redeemed pursuant to an Optional Redemption by the Issuer, Mandatory Redemption upon a Change of Control Transaction or redemption due to an Event of Default; and

(ii)

commencing on and after the Modification Date, the date on which the Note is redeemed pursuant to an Optional Redemption by the Issuer, ECF Mandatory Redemption, Mandatory Redemption upon a Change of Control Transaction or redemption due to an Event of Default.

(ccc)	“Redemption Price” means,

(i)

from the date hereof until, but excluding, the Modification Date, the cash purchase price for which the Note is to be redeemed pursuant to an Optional Redemption, Mandatory Redemption upon a Change of Control or redemption due to an Event of Default; and

(ii)

commencing on and after the Modification Date, the cash purchase price for which the Note is to be redeemed pursuant to an Optional Redemption, ECF Mandatory Redemption, Mandatory Redemption upon a Change of Control or redemption due to an Event of Default.

(ddd)	“Registration Rights Agreement” means the amended and restated registration rights agreement dated as of the date hereof between the Issuer and the Holder, as amended from time to time.

(eee)	“SEC” means the United States Securities and Exchange Commission or any successor thereto.

41

(fff)

“Senior Debt” means all present and future indebtedness for money borrowed of the Issuer from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies and other commercial lenders, which may be, from time to time, incurred by the Issuer, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law, which indebtedness does not by its terms rank pari passu with or subordinate to this Note.

(ggg)

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that constitutes, or any group of subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the 1934 Act) of such Person.

(hhh)	“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

(iii)	“Specified Date” means the earlier of (i) the date on which this Note has been fully converted in accordance with the terms hereof and (ii) the Maturity Date.

(jjj)	“Tax Act” means the Income Tax Act (Canada).

(kkk)

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

(lll)

“Term SOFR” means, for any calculation of Interest, the Term SOFR Reference Rate for a tenor comparable to the interest period on the Note on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

(mmm)

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Noteholder (in consultation with the Issuer) in its reasonable discretion).

42

(nnn)	“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

(ooo)

“Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Noteholder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(ppp)

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(qqq)	“U.S. Project Finance Group” means, collectively, Li-Cycle U.S. Holdings Inc., Li-Cycle Inc., and Li-Cycle North America Hub, Inc. and their respective direct and indirect subsidiaries.

31.

INTERCREDITOR AGREEMENTS. REFERENCE IS MADE TO EACH INTERCREDITOR AGREEMENT. THE NOTEHOLDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTION CONTRARY TO THE PROVISIONS OF EACH INTERCREDITOR AGREEMENT AND AUTHORIZES. THE PROVISIONS OF THIS SECTION 31 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO EACH INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. THE NOTEHOLDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE NOTEHOLDER AND/OR HOLDER OF ANY INDEBTEDNESS SUBJECT TO ANY INTERCREDITOR AGREEMENT TO EXTEND CREDIT THEREUNDER AND THE HOLDERS OF OTHER INDEBTEDNESS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT.

43

32.

CONFLICTS. Notwithstanding anything to the contrary contained herein or in any other Secured Note Document, in the event of any conflict or inconsistency between the Note Purchase Agreement and any other Secured Note Document, the terms of the relevant Secured Note Document shall govern and control; provided that in the case of any conflict or inconsistency between any Intercreditor Agreement and any Secured Note Document, the terms of such Intercreditor Agreement shall govern and control.

33.

DISCLOSURE. Upon delivery by the Issuer to the Noteholder (or receipt by the Issuer from the Noteholder) of any notice in accordance with the terms of this Note, unless the Issuer has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Issuer, the Issuer shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Issuer believes that a notice contains material, non-public information relating to the Issuer, the Issuer so shall indicate to the Noteholder explicitly in writing in such notice (or immediately upon receipt of notice from the Noteholder, as applicable), and in the absence of any such written indication in such notice (or notification from the Issuer immediately upon receipt of notice from the Noteholder), the Noteholder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Issuer.

34.

NOTEHOLDER COVENANT. By accepting this Note and being a party to the Note Purchase Agreement, the Noteholder agrees to comply with and be bound by the terms and conditions hereof, including the agreements and covenants set forth herein made by such Noteholder, as if such Noteholder was a party hereto.

35.

ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Issuer acknowledges and agrees that the Noteholder is not a fiduciary or agent of the Issuer and that the Noteholder shall have no obligation to (a) maintain the confidentiality of any information provided by the Issuer or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Noteholder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Issuer acknowledges that the Noteholder may freely trade in any securities issued by the Issuer, may possess and use any information provided by the Issuer in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

44

IN WITNESS WHEREOF, the Issuer has caused this Amended and Restated Convertible Note to be duly executed as of the Issuance Date set forth above.

LI-CYCLE HOLDINGS CORP.

By:
Name:	Ajay Kochhar
Title:	Chief Executive Officer

Signature Page – Convertible Note

EXHIBIT I

LI-CYCLE HOLDINGS CORP. NOTEHOLDER CONVERSION NOTICE

Reference is made to the Amended and Restated Convertible Note (the “Note”) issued on [•], 2024 to the undersigned Registered Noteholder by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares, no par value per share (the “Common Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

I-1

☐ Check here if the Holder not a U.S. person (as defined in Regulation S) and is not acting for the account or benefit of a U.S. Person.

Please issue the Common Shares into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Holder, or for its benefit, as follows:

Issue to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

☐ Check here if requesting the shares be certificated (if permitted by law) and the delivery of a paper certificate to the following mailing address:

Issue a certificate in paper form and deliver the certificate to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

I-2

Name of Registered Holder

By:

Name:

Title:

Tax ID:

E-mail Address:

Phone Number:

I-3

EXHIBIT II

LI-CYCLE HOLDINGS CORP. REDEMPTION NOTICE

Reference is made to the Amended and Restated Convertible Note (the “Note”) issued on [•], 2024 to the undersigned Registered Noteholder by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby issues this redemption notice in connection with:

☐	Optional Redemption

☐	ECF Mandatory Redemption

in exchange for (as indicated below) cash as of the date specified below, and warrants to acquire Common Shares. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Redemption:

Aggregate Principal to be redeemed:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be redeemed:

AGGREGATE CONVERSION AMOUNT TO BE REDEEMED:

Number of Redemption Warrants to be Issued:

II-1

Please confirm the following information:

Redemption Price:

Pay to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

ABA Routing Number:

Account Number:

Attention:

Tax ID:

E-mail Address:

Phone Number:

II-2

AMENDED AND RESTATED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE MAY OCCUR ONLY IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 15 HEREOF, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

THE HOLDER OF THIS SECURITY SHALL NOT SELL, ASSIGN OR TRANSFER THIS SECURITY TO ANY PERSON THAT IS NOT A RESIDENT OF CANADA FOR PURPOSES OF THE TAX ACT AND ANY PURPORTED ASSIGNMENT TO SUCH A PERSON WILL BE NULL AND VOID AB INITIO AND UNENFORCEABLE AND THE ISSUER WILL NOT HAVE ANY OBLIGATION TO ANY SUCH PERSON (INCLUDING, WITHOUT LIMITATION, TO MAKE ANY PAYMENT OF PRINCIPAL, INTEREST OR OTHER AMOUNT AND TO ISSUE ANY SHARE OR OTHER SECURITY); PROVIDED, HOWEVER, THAT A SALE, ASSIGNMENT OR TRANSFER TO A PERMITTED INDEMNIFYING TRANSFEREE (AS SUCH TERM IS DEFINED IN THE 2024 SECURED NOTE PURCHASE AGREEMENT) SHALL BE PERMITTED. A NOTEHOLDER THAT WAS PREVIOUSLY A RESIDENT OF CANADA FOR PURPOSES OF THE TAX ACT THAT SUBSEQUENLTY CEASES TO BE A RESIDENT OF CANADA FOR PURPOSES OF THE TAX ACT AT ANY PARTICULAR TIME SHALL BE REQUIRED TO SATISFY THE REQUIREMENTS SET FORTH IN THE DEFINITION OF PERMITTED INDEMNIFYING TRANSFEREE.

LI-CYCLE HOLDINGS CORP.

AMENDED AND RESTATED CONVERTIBLE NOTE

Amendment and Restatement Date: [•], 2024 (the “Issuance Date”)	Original Principal Amount: $[•]

This Amended and Restated Convertible Note, dated as of the Issuance Date set forth above (this “Note”) amends, restates, consolidates and supersedes in its entirety that certain (i) convertible note, the “Original Convertible Note”) held by the Existing Holder (as defined below) and originally issued by the Issuer on [•] pursuant to that certain note purchase agreement, dated May 5, 2022 as amended, restated, supplemented or otherwise modified from time to time, (the “Note Purchase Agreement”) between the Issuer and Glencore Canada Corporation, (ii) that certain note issued in respect of the then outstanding PIK Amount of $8,800,000.00 held by the Existing Holder and originally issued by the Issuer on November 30, 2023 pursuant to the terms of the Original Convertible Note and the Note Purchase Agreement (“PIK Note 3”) and (iii) that certain note issued in respect of the then outstanding PIK Amount of $[•] held by the Existing Holder and originally issued by the Issuer on [•], 2024 pursuant to the terms of the Original Convertible Note and the Note Purchase Agreement (“PIK Note 4”, and together with PIK Note 3, collectively, the “Original PIK Notes”), and from and after the Issuance Date, such Original Convertible Note and each of the Original PIK Notes shall be of no further force and effect.

FOR VALUE RECEIVED, Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario, Canada (the “Issuer”), hereby promises to pay to the order of Glencore Canada Corporation, having an office at 100, King Street West, Suite 6900, Toronto, ON, M5X 1E3, Canada with company number 1947729, or its permitted assigns (the “Noteholder”) the amount set forth above as the Original Principal Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK Amounts, redemption, conversion or otherwise in accordance with the terms of this Convertible Note, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate on each Interest Date until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

This Note is deemed issued pursuant to the Note Purchase Agreement. Certain capitalized terms used herein are defined in Section 28. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

1.

PAYMENTS OF PRINCIPAL. On the Maturity Date, the Issuer shall pay to the Noteholder an amount in cash representing all outstanding Principal, together with all accrued and unpaid Interest (if any) on such Principal on the Maturity Date.

2.	INTEREST; INTEREST RATE.

(a)

Interest on this Note shall (i) commence accruing on the Issuance Date, (ii) be computed on the basis of actual number of days in a 360-day year, and (iii) be payable, at the election of the Issuer, in cash or in kind (in accordance with Section 2(b) below) on the Interest Date with respect to each Interest Period in accordance with the terms of this Note (excluding, for the avoidance of doubt, any period during which Interest ceases to accrue pursuant to the terms of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement)). All such Interest shall accrue at the Interest Rate. In the case of a conversion in accordance with Section 4, a redemption in accordance with Section 5 or any required payment upon a Change of Control Transaction or Event of Default, in each case, prior to the payment of Interest on an Interest Date, accrued and unpaid Interest on this Note as of the date of any such event shall be payable by way of inclusion of such Interest in the Conversion Amount, the Redemption Price or the Forced Redemption Price, as applicable, on the applicable date of conversion or Redemption Date.

(b)

Subject to Applicable Law, at any time Interest is due and payable hereunder, such Interest shall be paid in cash, or, at the option of the Issuer with no less than five (5) Business Days’ written notice to the Noteholder, prior to the applicable Interest Date (such written notice, a “PIK Notice”), may be capitalized by adding such amounts to the aggregate outstanding principal balance of this Note then outstanding on the applicable Interest Date (each such capitalized amount, a “PIK Amount”). In the absence of a PIK Notice being delivered to the Noteholder at least five (5) Business Days (or such shorter period as the Noteholder may reasonably agree) prior to the applicable Interest Date, Interest shall be paid in cash for the applicable Interest Period. Notwithstanding the foregoing, Interest must be paid in cash in the event and to the extent that the Issuer determines that shareholder approval would be required in order to issue the Common Shares upon conversion of the portion of the Principal attributable to any such PIK Amount.

(c)

For purposes of the Interest Act (Canada), whenever any Interest under this Note is calculated using a rate based on a year of 360 days the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on a year of 360 days (ii) multiplied by the actual number of days in the calendar year in which the period for which such Interest is payable (or compounded) ends, and (iii) divided by 360. The principle of deemed reinvestment of interest does not apply to any Interest calculation under this Note and the rates of Interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.

(d)

If any provision of this Note or of any of the other Transaction Documents would obligate the Issuer to make any payment of Interest or any other amount payable to the Noteholder in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by the Noteholder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Noteholder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Noteholder under the applicable Transaction Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Noteholder which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

3.

PAYMENTS FREE OF TAXES. Any and all payments by or on account of any obligation of the Issuer under this Note shall be made free and clear of and without withholding or deduction for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any payment under this Note, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the Issuer shall be increased as necessary so that after such deduction or withholding has been made (including such deductions or withholdings applicable to additional sums payable under this Section 3) the Noteholder receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Issuer shall make such deductions and (iii) the Issuer shall timely pay the full amount deducted to the relevant governmental authority in accordance with Applicable Law and file all required forms in respect thereof and, at the same time, provide copies of such remittance and filing to the Noteholder.

4.	CONVERSION OF NOTE. This Note shall be convertible, in whole or in part, into validly issued, fully paid and non-assessable Common Shares, on the terms and conditions set forth in this Section 4.

(a)

Noteholder Conversion Right. The Noteholder shall be entitled at its option at any time (other than at such time as any conversion rights of the Noteholder shall have been suspended pursuant to the terms of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement)) to convert all or a portion of the Conversion Amount into that number of validly issued, fully paid and non-assessable Common Shares determined by dividing the Conversion Amount being so converted by the Conversion Price on the Conversion Date. To convert any Conversion Amount into Common Shares on any Trading Day (the date of such conversion, a “Conversion Date”), the Noteholder shall deliver, for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time, on the Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Noteholder Conversion Notice”) to the Issuer, which Noteholder Conversion Notice shall set forth (i) the Conversion Amount being so converted, the detailed calculation of the accrued and unpaid Interest included in the Conversion Amount being so converted as of the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Noteholder Conversion Notice

(b)	[Reserved].

(c)	Mechanics of Conversion.

(i)

Satisfaction of Conversion. Any conversion in accordance with this Section 4 shall be deemed satisfied upon delivery of the appropriate number of Common Shares to the Noteholder by the end of the third Trading Day after a Noteholder Conversion Notice is delivered (the “Conversion Share Delivery Deadline”). For greater certainty, the day that the Noteholder Conversion Notice is delivered does not count as a Trading Day. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

(ii)

Return of Note. Following a conversion of this Note in accordance with this Section 4, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after such conversion and at its own expense, surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)). If this Note is physically surrendered for conversion and the outstanding Principal is greater than the Principal portion of the Conversion Amount being converted, then the Issuer shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Noteholder (or its designee) a new Note (in accordance with Section 15(d)) representing the outstanding Principal not converted.

(iii)

The Issuer shall not issue any fraction of a Common Share upon any conversion. If the conversion would result in the issuance of a fraction of a Common Share, the Issuer shall round such fraction of a Common Shares down to the nearest whole share.

(d)

Market Regulation. The Issuer shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Issuer may issue without violating the rules or regulations of any Eligible Market on which the Common Shares are then listed (including without limitation Section 312.03(c) of the NYSE Listed Company Manual), except that such limitation shall not apply in the event that the Issuer (i) obtains the approval of its shareholders as required by the applicable rules of any Eligible Market on which the Common Shares are then listed for issuances of Common Shares in excess of such amount or (ii) obtains a written opinion from counsel to the Issuer that such approval is not required. In the event that shareholder approval is required with respect to the issuance of Common Shares upon conversion of this Note (or otherwise pursuant to the terms of this Note) under the rules or regulations of any Eligible Market on which the Common Shares are then listed, as contemplated by clause (i) above, the Issuer shall use its reasonable best efforts to promptly obtain such approval. For the avoidance of doubt, the Issuer’s non-compliance with the limitations contained in this Section 4(d) shall not constitute an Event of Default or breach of this Note by the Issuer, and the Issuer shall not have any liability under this Note resulting therefrom.

(e)

Antitrust and Foreign Investment Laws. The Issuer shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Issuer may issue without violating the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws applicable in connection with the issuance of the Common Shares upon conversion of this Note, except that such limitation shall not apply in the event that (i) the Noteholder (and, if applicable, the Issuer) obtains the necessary regulatory approvals as required by any applicable antitrust laws or foreign investment laws or (ii) the Noteholder (and, if applicable, the Issuer) obtains a written opinion from counsel to the Noteholder (or, in the case of the Issuer, counsel to the Issuer) that such approval(s) are not required. For the avoidance of doubt, the Issuer’s non-compliance with the limitations contained in this Section 4(e) shall not constitute an Event of Default or breach of this Note by the Issuer, and the Issuer shall not have any liability under this Note or otherwise resulting therefrom, but in the event that conversion of this Note requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Noteholder and, if applicable, the Issuer shall endeavor to make such filings and obtain such approval in accordance with, and subject to the limitations set forth in, Section 5(h) of the Note Purchase Agreement.

5.	REDEMPTION BY THE ISSUER.

(a)

Optional Redemption Right. The Issuer shall be entitled to redeem (an “Optional Redemption”) (i) prior to the Modification Date, all, but not less than all, of this Note and (ii) from and after the Modification Date, all or any portion of this Note, in each case, at any time for a cash purchase price (the “Optional Redemption Price”) equal to the sum of:

(i)	100% of the Principal being redeemed at such time; plus

(ii)	all accrued and unpaid Interest on such portion of Principal being redeemed as of the Redemption Date (as defined below);

provided, that any Optional Redemption shall be suspended, and the Issuer shall have no obligation to consummate any such Optional Redemption, at any time following delivery of a Redemption Notice if Noteholder’s entitlement to redemption shall have been suspended pursuant to the terms of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement).

(b)

ECF Mandatory Redemption. From and after the occurrence of the Modification Date (but excluding any period during which any entitlement to redemption of the Noteholder shall have been suspended pursuant to the terms of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement), in the event that the Issuer is required to make an ECF Mandatory Redemption (as defined in the 2024 Secured Note (as in effect on the date hereof)) with respect to the Indebtedness under the 2024 Secured Note (the amount required to be applied to such redemption prior to giving effect to the ratable application of such amount to the Secured Exchange Notes (as defined in the 2024 Secured Note as in effect on the date hereof), the “ECF Redemption Amount”), the Issuer shall be required to (i) redeem a portion of the Principal of this Note in an amount equal to its ratable portion of such ECF Redemption Amount (which amount for this purpose shall be calculated after giving effect to all deductions from, and reductions to, such amount as are contemplated by the 2024 Secured Note), as and to the extent contemplated by Section 6(b) of the 2024 Secured Note (as in effect on the date hereof) (such portion required to be applied to the redemption of this Note, the “Applicable ECF Redemption Amount” and such required redemption, the “Applicable ECF Mandatory Redemption”) and (ii) issue Redemption Warrants to the Noteholder in accordance with clause (d)(i) below, with such redemption and issuance of such Redemption Warrants occurring substantially concurrently with the corresponding redemption and issuance under the 2024 Secured Note.

(c)	Mechanics of Redemption.

(i)	Redemption Notice.

(1)

To exercise its optional redemption right pursuant to Section 5(a), the Issuer shall deliver to the Noteholder a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 5, the “Redemption Notice”), which Optional Redemption Notice shall set forth (i) the Optional Redemption Price and (ii) detailed calculations of the Principal plus accrued and unpaid Interest included in the Optional Redemption Price as of the Redemption Date, provided that such notice may be conditioned on the occurrence of another event.

(2)

To make an Applicable ECF Mandatory Redemption pursuant to Section 5(b), the Issuer shall deliver to the Noteholder a Redemption Notice substantially concurrently with the delivery of the corresponding redemption notice under the 2024 Secured Note, which Redemption Notice shall set forth (i) the Applicable ECF Redemption Amount and (ii) a calculation of the accrued and unpaid Interest thereon up to, but excluding, the Redemption Date, in each case, after giving effect to any reductions and/or deductions in the ECF Mandatory Redemption Amount required to be applied to the Principal as provided in Section 6(b) of the 2024 Secured Note (as in effect on the date hereof) and in Section 5(b) above (such amounts required to be paid, the “ECF Mandatory Redemption Price”).

(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 5 shall be deemed satisfied upon payment of the Optional Redemption Price or the Applicable ECF Redemption Amount, as applicable, in cash to the Noteholder by the end of the third Trading Day after the applicable Redemption Notice is delivered. For greater certainty, the day that the Redemption Notice is given shall not count as a Trading Day.

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 5, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Optional Redemption Price or the ECF Mandatory Redemption Price, as applicable, and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 15(b)).

(iv)

Conversion Prior to Redemption. Noteholder may convert this Note at its option pursuant to Section 4(a) hereof at any time after receipt of a Redemption Notice and prior to payment of the Optional Redemption Price or the ECF Mandatory Redemption Price, as applicable.

(d)	Warrants.

(i)

Provided the Noteholder has not elected to convert this Note in whole into Common Shares in accordance with Section 5(b)(iv) following receipt of a Redemption Notice, the Issuer shall issue to the Noteholder, on the date of redemption of this Note, a number of share warrants of the Issuer (the “Redemption Warrants”) entitling the Noteholder to acquire a number of Common Shares equal to the Principal redeemed divided by the then applicable Conversion Price and expiring on the Maturity Date. The initial exercise price of the Redemption Warrants will be equal to the applicable Conversion Price as of the date of redemption of this Note. The form of Warrant certificate for such Redemption Warrants is attached hereto as Exhibit III. The Noteholder shall have the right to reasonably request that the Issuer deliver, upon issuance of the Redemption Warrants, customary opinions of counsel, in form and substance substantially as set forth in Exhibit D to the Note Purchase Agreement.

(e)

No Make-Whole. For the avoidance of doubt, no Make-Whole Amount, fees, premium or penalty shall be due, owing or payable by the Issuer in connection with the issuance of this Note and the other transactions contemplated by this Section 5.

6.	GUARANTEE AND COLLATERAL MATTERS.

(a)	Subject to the terms and conditions hereof, on and after the Modification Date:

(i)

the Issuer will cause its subsidiaries that are required to become “Note Guarantors” under and as defined in the 2024 Secured Note (the “Applicable Note Guarantors” and together with the Issuer, the “Note Parties”) to guarantee the obligations of the Issuer under this Note on substantially the same terms as the 2024 Note Guaranty, to secure such guaranty with pari passu liens on the same assets in respect of which such Applicable Note Guarantors have granted liens in favor of the 2024 Secured Collateral Agent, for the benefit of the secured parties under the 2024 Secured Note, to secure their obligations under the 2024 Secured Note and enter into collateral documentation in the same form and on the same terms as entered into to secure the 2024 Secured Note (the “Collateral Documents”); provided, that it is understood and agreed that in no event shall the Applicable Note Guarantors be required to grant liens on their assets that constitute Excluded Assets and in no event shall an Excluded Subsidiary be required to become an Applicable Note Guarantor and (B) the Noteholder agrees to enter into a Pari Passu Intercreditor Agreement with the 2024 Secured Collateral Agent and the holder of the First A&R Note (as defined in the 2024 Secured Note) to set forth the relative priorities, rights and remedies as between the 2024 Secured Collateral Agent, the Noteholder and the holder of the First A&R Note;

(ii)

the Issuer will, and will cause each other Applicable Note Guarantors to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements, fixture filings, mortgages and/or amendments thereto and other documents), that may be required under any Applicable Law and which the Noteholder may reasonably request to ensure the creation, perfection and priority of the liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Note Parties; and the Issuer will, and will cause each other Note Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Documents or other document or instrument relating to any collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Noteholder may reasonably request from time to time in order to ensure the creation, perfection and priority of the liens created or intended to be created under the Collateral Documents.

(b)

Guarantees and Collateral. Notwithstanding any provision of this Note, the Note Guaranty or any Collateral Document (collectively, the “Secured Note Documents”) to the contrary, for purposes of any determination relating to the Note Guaranty and/or the Collateral as to which the Noteholder is granted discretion hereunder or under any other Secured Note Document (including any determination with respect to any waivers, extensions, consents or approvals, any discretion to be exercised and/or any determinations with respect to whether any assets constitute Excluded Assets or whether any subsidiaries constitute “Excluded Subsidiaries” or similar term), the Noteholder shall be deemed to have agreed and accepted any determination in respect thereof by the 2024 Secured Collateral Agent (subject to the Pari Passu Intercreditor Agreement). Notwithstanding anything herein to the contrary, until the Maturity Date (i) any possessory collateral required to be delivered to the Noteholder shall be deemed to be delivered to the Noteholder, if the same has been delivered to the 2024 Secured Collateral Agent or such other Person as may be mutually agreed acting as gratuitous bailee of the Noteholder, and (ii) any consent, judgment or discretion that may be exercised by the Noteholder with respect to the Applicable Note Guarantors, the Note Guaranty and/or the Collateral Documents under the terms of this Note, the Note Guaranty and/or the Collateral Documents shall be deemed to be exercised in the same manner as the consent, judgment or discretion of the 2024 Secured Collateral Agent.

7.	RIGHTS UPON EVENT OF DEFAULT.

(a)	Events of Default. Each of the following events shall constitute an “Event of Default”:

(i)	default in any payment of interest on this Note when due and payable that has continued for a period of thirty (30) days;

(ii)

default in the payment of Principal and Make-Whole Amount, if any, within five (5) Business Days of becoming due and payable on the Maturity Date, a Redemption Date or upon declaration of acceleration hereunder;

(iii)

failure by the Issuer to comply with its obligation to (a) convert this Note in accordance with this Note upon exercise of the Noteholder’s conversion right in accordance with the terms hereof or (b) issue Redemption Warrants in accordance with the terms hereof; provided that, in each case, such failure continues for a period of five (5) Business Days after the date such conversion or issuance was required to occur;

(iv)

failure by the Issuer for sixty (60) days after written notice from the Noteholder has been received by the Issuer to comply with any of its other agreements contained in this Note, the Note Purchase Agreement or the Registration Rights Agreement;

(v)

(A) any “Event of Default” (howsoever defined) under the 2021 Convertible Note, or (B) default by the Issuer or any subsidiary of the Issuer with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed of $100,000,000 or more (or its foreign currency equivalent) in the aggregate of the Issuer or such subsidiary, whether such indebtedness now exists or shall hereafter be created, (1) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (2) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (1) and (2), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within thirty (30) days after written notice of such default to the Issuer by the Noteholder;

(vi)

one or more final, non-appealable judgments or orders is rendered against the Issuer or any subsidiary of the Issuer, which requires the payment in money by the Issuer or any subsidiary of the Issuer, individually or in the aggregate, of an amount (net of amounts covered by insurance or bonded) in excess of $150,000,000, and such judgment or judgments have not been satisfied, stayed, paid, discharged, vacated, bonded, annulled or rescinded within thirty (30) days after the later of (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, and (B) the date on which all rights to appeal have been extinguished;

(vii)

commencement by the Issuer or a Significant Subsidiary of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Issuer or a Significant Subsidiary or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or a Significant Subsidiary or any substantial part of their respective property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(viii)

an involuntary case or other proceeding having been commenced against the Issuer or a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Issuer or a Significant Subsidiary or their respective debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Issuer or a Significant Subsidiary or any substantial part of their respective property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days;

(ix)	the Common Shares cease to be listed on an Eligible Market; or

(x)

From and after the Modification Date, (i) any Note Guaranty for any reason, other than the occurrence of the Specified Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared, by a court of competent jurisdiction, to be null and void or any Note Guarantor shall repudiate in writing its obligations thereunder (in each case, other than (x) as a result of the discharge of such Note Guarantor in accordance with the terms thereof, (y) as a result of any act or omission by the Noteholder and/or (z) in any bona fide, good faith dispute as to the scope of Collateral or whether any Note Guaranty or Lien has been or is required to be released), (ii) this Note or any Collateral Document ceases to be in full force and effect or shall be declared, by a court of competent jurisdiction, to be null and void or any Lien on any material portion of the Collateral created under the Collateral Document ceases to be perfected (other than solely by reason of (1) such perfection not being required pursuant to the collateral and guarantee requirements to be set forth in the Collateral Documents, the Collateral Documents, this Note or otherwise, (2) the failure of the Noteholder to maintain possession of any Collateral actually delivered to it or the failure of the Noteholder to file UCC, PPSA or similar financing statements, amendments or continuation statements, (3) a release of Collateral in accordance with the terms hereof or any other Secured Note Document, (4) the occurrence of the Specified Date or any other termination of such Collateral Document in accordance with the terms thereof) or (iii) any Note Party shall contest in writing, the validity or enforceability of any provision of any Secured Note Document (or any Lien purported to be created by the Collateral Documents on any portion of the Collateral or any Note Guaranty) or deny in writing that it has any further liability (other than by reason of the occurrence of the Specified Date or any other termination of any other Secured Note Document in accordance with the terms thereof), under any Secured Note Document to which it is a party; provided, that it is understood and agreed that notwithstanding anything to the contrary in the foregoing, in no event shall the subordination or release of any Obligation under the Note Guaranty or any Lien on any asset or property granted pursuant to any Collateral Document in connection with the consummation of any Project Financing and/or the entry into any Project Financing Intercreditor Agreement or any other matter or transaction contemplated by Section 7 give rise to a default or Event of Default under this Section 7(a)(x) or any other provision of this Note or any other Secured Note Document.

(b)

Notice of Default; Accelerated Redemption Right. Upon the occurrence of a Default with respect to this Note the Issuer shall within three (3) Business Days deliver written notice thereof (a “Default Notice”) to the Noteholder that includes (i) a reasonable description of the applicable Default, (ii) a certification as to whether, in the opinion of the Issuer, such Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Issuer to cure such Default and (iii) a certification as to the date the Default occurred and, if cured on or prior to the date of such Default Notice, the applicable Event of Default Right Expiration Date (as defined below). At any time after the earlier of (A) the Noteholder’s receipt of a Default Notice and the subsequent occurrence of an Event of Default and (B) the Noteholder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Default is cured and (y) the Noteholder’s receipt of a Default Notice and the subsequent occurrence of an Event of Default, the Noteholder may require the Issuer to redeem (unless such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Issuer, which Event of Default Redemption Notice shall indicate the portion of this Note the Noteholder is electing to require the Issuer to redeem. Each portion of this Note subject to redemption by the Issuer pursuant to this Section 7(b) shall be redeemed by the Issuer for a cash purchase price equal to the Forced Redemption Price. Any redemption upon an Event of Default in accordance with this Section 7(b) shall not constitute an election of remedies by the Noteholder, and all other rights and remedies of the Noteholder shall be preserved.

(c)

Satisfaction of Accelerated Redemption. The Issuer’s obligation to redeem in accordance with this Section 7 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Noteholder by the end of the fifth Trading Day after the Event of Default Redemption Notice is given. For greater certainty, the day that the Event of Default Redemption Notice is given does not count as a Trading Day.

(d)

Return of Note. Following a redemption of this Note in accordance with this Section 6, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 16(b)).

(e)	In addition to the foregoing:

(i)

Automatic Acceleration. If an Event of Default set forth in Section 7(a)(vii) or Section 7(a)(viii) occurs, then the Principal of, and all accrued and unpaid interest and Make-Whole Amount on, this Note will immediately become due and payable without any further action or notice by any Person.

(ii)

Optional Acceleration. If an Event of Default (other than an Event of Default set forth in Section 7(a)(vii) or Section 7(a)(viii)) occurs and is continuing, then the Noteholder may, by notice to the Issuer, declare the Principal, and all accrued and unpaid Interest on, this Note to become due and payable immediately.

(iii)

Rescission of Acceleration. Notwithstanding anything to the contrary in this Note, the Noteholder, by notice to the Issuer, may rescind any acceleration of this Note and its consequences if (A) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (B) all existing Events of Default (except the non-payment of Principal of, or Interest on, this Note that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.

(f)

The Issuer, for itself and on behalf on any other Note Party, expressly agrees and acknowledges (to the fullest extent it may lawfully do so) that the Make-Whole Amount payable in connection with any automatic acceleration of the Principal of this Note or any Forced Redemption Price in connection with a COC Mandatory Redemption or an Accelerated Redemption set forth in Section 7(b) (collectively, the “Premium”) (w) shall constitute reasonable and proportionate compensation for any lost profits or damages of the Noteholders caused by such events, (x) is the product of an arm’s length transaction resulting from good faith negotiations between sophisticated parties having received independent legal advice, (y) is payable notwithstanding the then prevailing market rates at the time payment of the Premium is made and (z) shall be payable by the Issuer or the Applicable Note Guarantors (as applicable) to the Noteholder as and to the extent provided in this Note, notwithstanding any automatic acceleration hereunder following an Event of Default set forth in Section 7(a)(vii) or Section 7(a)(viii). The Issuer, for itself and on behalf on any other Note Party, hereby expressly agrees (to the fullest extent it may lawfully do so) that with respect to the Premium payable under the terms of this Note (i) payment of the Premium hereunder constitutes liquidated damages, is not a penalty, punishment, “unmatured interest” as that term is used in section 502(b) of the Bankruptcy Code (or otherwise) or an otherwise unenforceable or invalid obligation, and is a material inducement to each Noteholder, (ii) the actual amount of damages to the Noteholder or profits lost by the Noteholder as a result of the events requiring payment of the Premium hereunder would be impracticable and extremely difficult to ascertain, (iii) the amount of the Premium payable hereunder is provided by mutual agreement of the Issuer and the Noteholder, as a reasonable estimation and calculation of the damages that the Noteholder would incur upon the occurrence of events requiring payment of the Premium hereunder, and the Premium payable hereunder is reasonable in light of the circumstances, (iv) there has been a course of conduct between the Noteholder and the Note Parties giving specific consideration in this transaction for such agreement to pay the Premium and (v) the Note Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Without limiting the generality of the foregoing, the Premium shall be fully earned, and automatically and immediately due and payable, on the date on which such Premium is required to be made pursuant to the terms of this Note and shall constitute part of the Obligations secured by the Collateral as of such date. The Premium shall also be automatically and immediately due and payable if the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding or otherwise), deed in lieu of foreclosure or by any other similar means, or if the Obligations are reinstated pursuant to section 1124 of the Bankruptcy Code or similar provisions under Debtor Relief Laws. The obligation to pay the Premium will not be subject to counterclaim or setoff for, or otherwise be affected by, any claim or dispute any Note Party may have (other than a claim of payment). In the event that the Premium is determined not to be due and payable by order of any court of competent jurisdiction, including by operation of Debtor Relief Laws, despite becoming due and payable in accordance with the terms of this Note, such Premium shall nonetheless constitute Obligations under the Note Documents for all purposes hereunder and thereunder. The Noteholder has agreed to hold this Note in reliance of each such agreement and acknowledgement by the Issuer, for itself and on behalf on any other Note Party. THE ISSUER, FOR ITSELF AND ON BEHALF ON ANY OTHER NOTE PARTY, EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH EVENT ET FORTH IN THIS NOTE.

8.	RIGHTS UPON CHANGE OF CONTROL TRANSACTION.

(a)

Mandatory Redemption upon Change of Control Transaction. Upon the consummation of a Change of Control Transaction, the Issuer shall redeem all, but not less than all, of this Note remaining outstanding and unconverted at such time for a cash purchase price equal to the Forced Redemption Price (a “Mandatory Redemption”).

(b)	Mechanics of Redemption.

(i)

Redemption Notice. Upon a redemption by the Issuer pursuant to this Section 8, the Issuer shall deliver to the Noteholder, a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 8, the “CoC Redemption Notice”) to the Noteholder, which CoC Redemption Notice shall, for greater certainty, set forth (i) the Forced Redemption Price and (ii) calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Forced Redemption Price as of the Redemption Date.

(ii)

Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 8 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Noteholder by the end of the third Trading Day after the CoC Redemption Notice is given. For greater certainty, the day that the CoC Redemption Notice is given does not count as a Trading Day.

(iii)

Return of Note. Following a redemption of this Note in accordance with this Section 8, the Noteholder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Issuer (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 16(b)).

(iv)

Conversion Prior to Redemption. Noteholder may convert this note at its option pursuant to Section 4(a) hereof at any time after receipt of a CoC Redemption Notice and prior to payment of the Forced Redemption Price.

9.	ADJUSTMENTS.

(a)

If and whenever, at any time after the Issuance Date and prior to the Maturity Date, the Issuer shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon conversion of this Note on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Noteholder shall be entitled to receive the kind and number of Common Shares or other securities of the Issuer which it would have owned or been entitled to receive after the happening of any of the events described in this Section 9(a) had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 9(a) shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

(b)

If and whenever at any time after the Issuance Date and prior to the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Issuer other than as described in Section 9(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Issuer with or into any other Person or other entity or acquisition of the Issuer or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Issuer as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Issuer) or other entity or a liquidation, dissolution or winding-up of the Issuer (in any of the foregoing cases, that is not a Change of Control Transaction), the Noteholder , if it has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Issuer or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Noteholder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Noteholder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its conversion right at the Conversion Price.

(c)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Issuer shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Fair Market Value as of the date of issue thereof, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii)	“CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii)

“A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

(iv)

“B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Issuer (as determined in good faith by the Issuer’s board of directors) in respect of such issue by CP1); and

(v)	“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d)

If the Issuer or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Shares (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the 1934 Act), and the value (determined as of the Expiration Time by the Issuer’s board of directors) of the cash and other consideration paid per Common Share in such tender or exchange offer exceeds the last reported sale price per Common Share on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be increased based on the following formula:

CP1 = CP0 x (OS0 x SP)

AC + (SP x OS1)

where:

CP0	= the Conversion Price in effect immediately before the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;

CP1	= the Conversion Price in effect immediately after the close of business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC

= the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Issuer’s board of directors) of all cash and other consideration paid for Common Shares purchased or exchanged in such tender or exchange offer;

OS0	= the number of Common Shares outstanding immediately before the Expiration Time (including all Common Shares accepted for purchase or exchange in such tender or exchange offer);

OS1	= the number of Common Shares outstanding immediately after the Expiration Time (excluding Common Shares accepted for purchase or exchange in such tender or exchange offer); and

SP

= the average of the last reported sale prices per Common Shares over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Price will in no event be adjusted down pursuant to this Section 9(d), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 9(d), if the Conversion Date for this Note to be converted occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Price for such conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date. To the extent such tender or exchange offer is announced but not consummated (including as a result of the Issuer being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of Common Shares in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of Common Shares, if any, actually made, and not rescinded, in such tender or exchange offer.

(e)

If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Issuer shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 9(a)), then and in each such event the Noteholder of this Note shall receive, and shall accept, upon the conversion of this Note into Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Note had been converted into Common Shares on the date of such event.

(f)

On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event which is not a Change of Control Transaction or addressed in Section 9(a), 9(b), 9(c), 9(d) or 9(e) (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Noteholder , so as to ensure that the Noteholder receives, upon the conversion of this Note occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Noteholder would have received if, immediately prior to the date of such Unanticipated Event, the Noteholder had been the registered holder of the number of Common Shares to which the Noteholder would be entitled upon the conversion of this Note into Common Shares.

(g)	The adjustments provided for in Sections 9(a), 9(b), 9(c), 9(d) 9(e) and 9(f) are cumulative and will be made successively whenever an event referred to therein occurs.

(h)

If at any time a question or dispute arises with respect to the adjustments provided for in Sections 9(a), 9(b), 9(c), 9(d) 9(e) or 9(f), such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Issuer (who may be the auditors of the Issuer) and acceptable to the Noteholder . Such accountants shall have access to all necessary records of the Issuer and any such determination will be binding upon the Issuer and the Noteholder.

(i)

The Issuer shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 9(a), 9(b), 9(c), 9(d) 9(e) or 9(f), deliver a certificate of the Issuer to the Noteholder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 9(e), entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Noteholder , such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Issuer (who may be the auditors of the Issuer) and acceptable to the Noteholder .

(j)

Notwithstanding anything to the contrary in Sections 9(a), 9(b), 9(c), 9(d) 9(e) or 9(f), if the Noteholder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Noteholder shall not be entitled to receive such Ineligible Consideration and the Issuer or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Issuer or the successor or acquiror, as the case may be) to deliver to the Noteholder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Issuer) equal to the market value of such Ineligible Consideration.

10.	NOTEHOLDER CONSENT RIGHT OVER DEBT INCURRENCE.

The Issuer agrees that it shall not incur additional Indebtedness without the consent of the Noteholder, which consent shall not be unreasonably withheld, conditioned or delayed, other than:

(a)	Indebtedness incurred during any rolling 12-month period that does not exceed $75,000,000 individually or in the aggregate;

(b)	Indebtedness incurred in the ordinary course of business, including trade payables and intercompany debt;

(c)	Indebtedness incurred in connection with any Project Financing; or

(d)	Indebtedness incurred in connection with any agreement entered into with the Export Development Canada Project Finance and Sustainable Development Technology Canada.

11.	COVENANTS

(a)

Covenant to Pay. The Issuer will pay or cause to be paid all the Principal of, the Redemption Price for, Interest on, and other amounts due with respect to, this Note on the dates and in the manner set forth in this Note.

(b)

Amendments to 2021 Convertible Note. If, on or after the date of issuance of the 2021 Convertible Note, any term of the 2021 Convertible Note has been or is amended or modified in a manner that is favorable to the holder thereof, the Issuer shall simultaneously offer to amend or modify this Note to reflect similar terms and, if Noteholder accepts such offer, the Issuer shall promptly effect such amendment or modification.

(c)

Corporate Existence. Subject to Section 8, until the Specified Date, the Issuer shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Issuer.

(d)

Stay, Extension and Usury Laws. To the extent that it may lawfully do so, the Issuer (i) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note; and (ii) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Noteholder by this Note, but will suffer and permit the execution of every such power as though no such law has been enacted.

(e)

Payment of Taxes. Until the Specified Date, the Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or its properties except (i) where the failure to effect such payment or discharge is not adverse in any material respect to the Noteholder or (ii) where such taxes are being contested in good faith and by appropriate negotiations or proceedings and with respect to which appropriate reserves have been taken in accordance with applicable accounting standards.

12.	VOTING RIGHTS. The Noteholder shall have no voting rights as the holder of this Note, except as required by Applicable Law (including the Business Corporations Act (Ontario)).

13.	ADDITIONAL COVENANTS. Until the Specified Date, the Issuer shall comply with those covenants as set forth in Section 5 of the Note Purchase Agreement and the Registration Rights Agreement.

14.

AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Noteholder shall be required for any change, modification, waiver or amendment to this Note. Any change, amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note.

15.	TRANSFER.

(a)

The Issuer shall maintain a register (the “Register”) for the recordation of the name and address of the Noteholder and the principal amount of this Note and Interest accrued and unpaid thereon (including as the Principal may be increased as the result of capitalization of Interest in accordance with Section 2(b) of this Note) (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Issuer shall treat the Noteholder for all purposes (including the right to receive payments of Principal and Interest hereunder) as the owner hereof notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Registered Note by the Noteholder to a Permitted Transferee, the Issuer shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 16; provided, however, that the Issuer will not register any assignment, transfer or sale of this Note not made in accordance with

Regulation S or pursuant to registration under the 1933 Act or an available exemption therefrom. Notwithstanding anything to the contrary set forth in this Section 15, following conversion of any portion of this Note in accordance with the terms hereof, the Noteholder shall not be required to physically surrender this Note to the Issuer unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Issuer following conversion thereof as contemplated by Section 4(c)) or (B) the Noteholder has provided the Issuer with prior written notice (which notice may be included in a Noteholder Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. If the Issuer does not update the Register to record the Principal, Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

(b)

This Note may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Noteholder other than to one or more Permitted Transferees in accordance with the provisions of Regulation S of the 1933 Act or pursuant to registration under the 1933 Act or an available exemption therefrom and by registration of such assignment or sale on the Register. Any purported assignment to a transferee that is not a Permitted Transferee will be null and void ab initio and unenforceable and the Issuer will not have any obligations to any such transferee. Notwithstanding the foregoing, upon the occurrence of an Event of Default pursuant to Section 7(a) (in the case of 7(a)(v), only in the event of material breaches) and for so long as such Event of Default is continuing and has not been cured or waived, the Noteholder may offer, sell, assign or transfer this Note (including through hedging or derivative transactions) to any person in accordance with applicable law, and the Register shall be deemed updated to reflect such offer, sale, assignment, transfer, hedge or derivative transaction on the date of such offer, sale, assignment, transfer, hedge or derivative transaction.

(c)

The Noteholder shall not offer, sell, assign or transfer this Note to any Person that is not a resident of Canada for purposes of the Tax Act and any purported assignment or transfer to such a Person will be null and void ab initio and unenforceable and the Issuer will not have any obligation to any such person (including, without limitation, to make any payment of principal, interest or other amount and to issue any share or other security); provided, however, that an assignment to a Permitted Indemnifying Transferee (as such term is defined in the 2024 Secured Note Purchase Agreement) shall be permitted. A Noteholder that was previously a resident of Canada for purposes of the Tax Act that subsequently ceases to be a resident of Canada for purposes of the Tax Act at any particular time shall be required to satisfy the requirements set forth in the definition of Permitted Indemnifying Transferee. For the avoidance of doubt, this Section 15(c) shall not limit in any manner the offer, sale, assignment or transfer of this Note to any Person that is a resident of Canada for purposes of the Tax Act.

16.	REISSUANCE OF THIS NOTE.

(a)

Transfer. If this Note is to be transferred in accordance with the terms hereof, the Noteholder shall surrender this Note to the Issuer, whereupon the Issuer will forthwith issue and deliver upon the order of the Noteholder a new Note (in accordance with Section 16(d)), registered as the Noteholder may request, representing the outstanding Principal being transferred by the Noteholder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 16(d)) to the Noteholder representing the outstanding Principal not being transferred. The Noteholder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Note following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b)

Lost, Stolen or Mutilated Note. Upon receipt by the Issuer of evidence reasonably satisfactory to the Issuer of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Noteholder to the Issuer in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Issuer shall execute and deliver to the Noteholder a new Note (in accordance with Section 16(d)) representing the outstanding Principal.

(c)

Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Noteholder at the principal office of the Issuer, for a new Note or Notes (in accordance with Section 16(d) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding Principal, and each such new Note will represent such portion of such outstanding Principal as is designated by the Noteholder at the time of such surrender.

(d)

Issuance of New Notes. Whenever the Issuer is required to issue a new Note pursuant to the terms of this Note (other than in accordance with Section 7 hereof), such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 16(a) or Section 16(c), the Principal designated by the Noteholder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date, (iv) shall have the same rights and conditions as this Note, and (v) shall include in the principal amount thereof accrued and unpaid Interest on this Note from the Issuance Date.

17.	PROJECT FINANCING SUBORDINATION.

(a)

On a substantially concurrent basis with the occurrence of the Project Financing Closing Date, each of the Issuer and the Noteholder agree that (i) the obligations of each member of the U.S. Project Finance Group pursuant to the Note Guaranty (the “Applicable Note Guaranty Obligations”) shall automatically, unconditionally, immediately and irrevocably be subordinated to the Note Guaranty provided by such Persons to any Project Lender in connection with a Project Financing and (ii) the Liens on any property of any Note Party that constitutes Project Loan Collateral granted to or held by the Noteholder under or pursuant to any Collateral Document or any other Secured Note Document (such property, the “Applicable Project Collateral”) shall automatically, unconditionally, immediately and irrevocably be subordinated to the Liens on such Project Loan Collateral that are granted to or held by any Project Lender in connection with a Project Financing, in each case, (x) subject to clause (b) below and (y) in accordance with, and subject to the terms and conditions of, the Project Financing Intercreditor Agreement.

(b)

The Noteholder expressly agrees that, promptly upon request by the Issuer, the Noteholder will negotiate in good faith the terms of an intercreditor agreement with the Project Lender with respect to the subordination matters described in clause (a) above and use commercially reasonable efforts to agree to the terms of an intercreditor agreement that is acceptable to the Project Lender. The Noteholder further expressly acknowledges and agrees that in the event that the Project Lender and the Noteholder are unable to reach agreement on the terms of an intercreditor arrangement that is acceptable to the Project Lender, the Applicable Note Guaranty Obligations and the Liens granted to, or held by, the Noteholder on the Applicable Project Collateral, shall in each case be automatically, unconditionally, immediately and irrevocably released. In furtherance of (but without limiting) the foregoing, if the Issuer determines in good faith that the Noteholder and the Project Lender have not reached agreement on the terms of an intercreditor arrangement that is acceptable to the Project Lender and that continued negotiation of such intercreditor arrangement could reasonably be expected to delay or impede the ability of the U.S. Project Finance Group to obtain the applicable Project Financing, the Issuer may deliver written notice of such determination to the Noteholder and unless a Project Financing

Intercreditor Agreement is agreed between the Noteholder and the Project Lender within five (5) Business Days of the date of such notice, the Applicable Note Guaranty Obligations and the Liens granted to, or held by, the Noteholder on the Applicable Project Collateral, shall in each case be automatically, unconditionally, immediately and irrevocably released on such fifth (5th) Business Day.

(c)

The Noteholder shall take such additional steps, including filing an amendment or termination of any UCC financing statement and/or any PPSA financing statement, as may from time to time reasonably be requested by or on behalf of the Issuer or the Project Lender to evidence such subordination and/or release contemplated by this Section 17.

18.

REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Noteholder’s right to pursue actual and consequential damages for any failure by the Issuer to comply with the terms of this Note. No failure on the part of the Noteholder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Noteholder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Noteholder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Noteholder’s rights or remedies under such documents or at law or equity. The Issuer covenants to the Noteholder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Noteholder and shall not, except as expressly provided herein, be subject to any other obligation of the Issuer (or the performance thereof). The Issuer acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Noteholder and that the remedy at law for any such breach may be inadequate. The Issuer therefore agrees that, in the event of any such breach or threatened breach, the Noteholder shall be entitled, in addition to all other available remedies, to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Issuer shall provide all information and documentation to the Noteholder that is reasonably requested by the Noteholder to enable the Noteholder to confirm the Issuer’s compliance with the terms and conditions of this Note.

19.

PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Noteholder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Issuer or other proceedings affecting the Noteholder’s rights and involving a claim under this Note, then the Issuer shall pay the costs incurred by the Noteholder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements. The Issuer expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

20.

CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Issuer and the initial Noteholder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note. Any calculation of accrued and unpaid interest under this Note shall exclude period(s) during which Interest has ceased to accrue pursuant to any term of this Note or the 2024 Secured Note Purchase Agreement (including Section 15 of the 2024 Secured Note Purchase Agreement).

21.

FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Noteholder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

22.	DISPUTE RESOLUTION.

(a)	Submission to Dispute Resolution.

(i)

In the case of a dispute relating to a Conversion Price, the Optional Redemption Price, the ECF Mandatory Redemption Price or the Forced Redemption Price (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Issuer or the Noteholder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Issuer, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Noteholder within five (5) Business Days after the Noteholder learned of the circumstances giving rise to such dispute. If the Noteholder and the Issuer are unable to promptly resolve such dispute relating to such Conversion Price or such Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Issuer or the Noteholder (as the case may be) of such dispute to the Issuer or the Noteholder (as the case may be), then the Issuer shall select an independent, reputable investment bank acceptable to the Noteholder , acting reasonably, to resolve such dispute and the Issuer shall promptly send written confirmation of such joint selection to the Noteholder .

(ii)

The Noteholder and the Issuer shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 21 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the [f]ifth (5th) Business Day immediately following the date on which the Issuer provided notice to the Noteholder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Noteholder or the Issuer fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Issuer and the Noteholder or otherwise requested by such investment bank, neither the Issuer nor the Noteholder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Issuer, on the one hand, and the Noteholder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Issuer and the Noteholder and no meeting between such investment bank and the Issuer or the Noteholder shall take place unless each of the Issuer and the Noteholder are in attendance.

(iii)

The Issuer and the Noteholder shall cause such investment bank to determine the resolution of such dispute and notify the Issuer and the Noteholder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Issuer and the Noteholder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

23.	NOTICES; CURRENCY; PAYMENTS.

(a)

Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Issuer:

Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

Attention: Andrea M. Basham, Allison Liff

Email: Andrea.Basham@Freshfields.com

 Allison.Liff@Freshfields.com

and

McCarthy Tétrault LLP

66 Wellington St W

Suite 5300

Toronto, ON M5K 1E6

Attention: Jonathan Grant, Fraser Bourne

Email: jgrant@mccarthy.ca, fbourne@mccarthy.ca

If to the Noteholder:

Glencore Canada Corporation

100, King Street West

Suite 6900

Toronto, ON, M5X 1E3

Canada

Attention: Legal Department

Email: legalnotices@glencore-us.com

with a copy to:

Glencore International AG

Baarermattstrasse 3

CH – 6340 Baar

Switzerland

Attention: General Counsel

Email: general.counsel@glencore.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 5th Avenue

New York, NY 10153

Attention: Heather Emmel, David Avery-Gee

Email: Heather.emmel@weil.com

 David.Avery-Gee@weil.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

(b)

The Issuer shall provide the Noteholder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Issuer will give written notice to the Noteholder (i) within three (3) Business Days after any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Issuer closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Change of Control Transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Noteholder .

(c)	Calculation of Time. When computing any time period in this Note, the following rules shall apply:

(i)	the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

(ii)

for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

(iii)

for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

(iv)

if the end date of any deadline or time period in this Note refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

(v)	when used in this Note the term “month” shall mean a calendar month.

(d)	Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”).

(e)

Payments. Whenever any payment of cash is to be made by the Issuer to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S. Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

24.

CANCELLATION. After all Principal, accrued and unpaid Interest, the Make-Whole Amount, if any, and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Issuer for cancellation and shall not be reissued.

25.

WAIVER OF NOTICE. To the extent permitted by law, the Issuer hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, the Note Purchase Agreement and the Registration Rights Agreement.

26.

GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Issuer hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a Noteholder from bringing suit or taking other legal action against the Issuer in any other jurisdiction to collect on the Issuer’s obligations to a Noteholder or to enforce a judgment or other court ruling in favor of a Noteholder. EACH PARTY

ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

27.

SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

28.

MAXIMUM PAYMENTS. Without limiting Section 8(d) of the Note Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by Applicable Law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such Applicable Law, any payments in excess of such maximum shall be credited against amounts owed by the Issuer to the Noteholder and thus refunded to the Issuer.

29.

RANKING; SUBORDINATION. From the date hereof to, but excluding, the Modification Date, the Issuer, for itself, its successors and assigns, covenants and agrees, and the Noteholder likewise covenants and agrees by its acceptance of this Note, that the obligations of the Issuer to make any payment on account of the principal of and interest on this Note shall be subordinate and junior in right of payment and upon liquidation to the Issuer’s obligations to the holders of all Senior Debt of the Issuer now existing or hereinafter assumed. For the avoidance of doubt, on and following the Modification Date, this Section 29 shall be of no further force and effect.

30.	CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a)	“1933 Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)	“1934 Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)	“2021 Convertible Note” means the unsecured convertible note issued by the Issuer to Spring Creek Capital, LLC pursuant to a note purchase agreement on September 29, 2021.

(d)	“2024 Note Guaranty” means the Note Guaranty (as defined in the 2024 Secured Note as in effect on the date hereof).

(e)	“2024 Secured Note” means the senior secured convertible note issued by the Issuer in favor of the 2024 Secured Noteholder pursuant to a note purchase agreement on [•], 2024.

(f)

“2024 Secured Note Purchase Agreement” means the note purchase agreement, dated March 11, 2024, as amended, restated, supplemented or otherwise modified from time to time, between the Issuer and Glencore Canada Corporation.

(g)	“2024 Secured Collateral Agent” means Glencore Canada Corporation, in its capacity as the administrative and collateral agent under the 2024 Secured Note.

(h)

“Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Issuer after the Issuance Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i)	Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 9(a);

(ii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Issuer or any of its subsidiaries, whether issued before or after the Issuance Date, pursuant to any option or incentive plan of the Issuer adopted by the board of directors of the Issuer (or any predecessor governing body); and

(iii)

Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares (including this Note (and any Note issued as PIK hereunder)) which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

(i)

“Affiliate” means, in relation to any Person (the “first named person”), any other Person that controls, is controlled by or is under common control with the first named person; provided that, for greater certainty, the Issuer is not an Affiliate of the Noteholder or any of its subsidiaries for the purposes of this Note.

(j)

“Applicable Law” means all laws (statutory or common), rules, ordinances, regulations, grants, concessions, franchises, licenses, orders, directives, judgments, decrees, and other governmental restrictions, including permits and other similar requirements, whether legislative, municipal, administrative or judicial in nature, having application, directly or indirectly, to the Issuer, and includes the rules and policies of any stock exchange upon which the Issuer has securities listed or quoted.

(k)

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

(l)

“Byproducts” means any byproduct or ancillary material produced in the course of producing the Core Products at the Facility, including (without limitation) the graphite concentrate, copper sulphide, gypsum, manganese carbonate and anhydrous sodium sulphate to be produced at the Facility.

(m)

“Capital Expenditures” means, with respect the Issuer and its Subsidiaries for any period, the aggregate amount, without duplication, of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases) that would, in accordance with US GAAP, are, or are required to be included as, capital expenditures on the consolidated statement of cash flows the Issuer and its Subsidiaries for such period.

(n)

“Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Issuer or one or more employee benefit plans of the Issuer, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Issuer’s then outstanding Common Shares (other than Common Shares held by the Issuer as treasury stock or owned by a subsidiary of the Issuer); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Issuer, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Issuer as treasury stock or owned by a subsidiary of the Issuer) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Issuer pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Issuer’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Issuer’s shareholders approve any plan or proposal for the liquidation or dissolution of the Issuer; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

(o)	“Code” means the Internal Revenue Code of 1986.

(p)

“Collateral” means any and all property of any Note Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Note Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Obligations. For the avoidance of doubt, in no event shall “Collateral” include any asset that is an Excluded Asset for so long as such asset constitutes an Excluded Asset.

(q)

“Common Shares” means (i) the Issuer’s common shares, (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares and (iii) for purposes of Section 9(a)(iv) only, the common shares or other securities of any of the Issuer’s subsidiaries in addition to the common shares of the Issuer.

(r)

“Construction Budget” means the initial construction budget with respect to the Project that is agreed to by the Project Lender and the applicable member (or members) of the U.S. Project Finance Group pursuant to the Project Loan Documentation, including any changes, reallocations, amendments, supplements and/or other modifications thereto as may be agreed between any member of the U.S. Project Finance Group and the Project Lender pursuant to the Project Loan Documentation.

(s)

“Conversion Amount” means the sum of (i) the portion of the Principal to be converted with respect to which this determination is being made; and (ii) all accrued and unpaid Interest with respect to such portion of the Principal, if any.

(t)	“Conversion Price” means, as of any Conversion Date or other date of determination:

(i)	from the date hereof until, but excluding, the Modification Date, $9.95 per Common Share, subject to adjustment as provided herein; and

(ii)

on and after the Modification Date, the lesser of (x) the amount determined on the basis of a volume weighted average per share price of the Common Shares for thirty (30) Trading Days ending immediately prior to the Modification Date, plus a 25% premium and (y) $9.95 per Common Share, subject to adjustment as provided herein.

(u)	“Core Products” means cobalt sulfate heptahydrate, nickel sulfate hexahydrate, and lithium carbonate.

(v)	“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

(w)

“Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Issuer is $150,000,000 or more.

(x)	“Excluded Assets” has the meaning assigned to such term in the 2024 Secured Note as in effect on the date hereof).

(y)	“Excluded Subsidiaries” has the meaning assigned to such term in the 2024 Secured Note as in effect on the date hereof).

(z)

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a recipient of any payment to be made by or on account of any obligation of the Issuer under this Note or required to be withheld or deducted from a payment (or deemed payment) to a recipient:

(i)

any Taxes imposed on (or measured by) such recipient’s net income or overall gross income, franchise Taxes and capital Taxes, in each case, (A) imposed as a result of such recipient being organized or having its principal office located in the taxing jurisdiction or (B) that are Other Connection Taxes;

(ii)	any branch profits Taxes or any similar Tax imposed by any jurisdiction described in clause (i);

(iii)

any Taxes that would not have been imposed but for the recipient (A) not dealing at arm’s length (within the meaning of the Tax Act) with the Issuer, (B) being a “specified shareholder (as defined in subsection 18(5) of the Tax Act) of the Issuer or not dealing at arm’s length with such a specified shareholder for purposes of the Tax Act, or (C) being a “specified entity” (as defined in subsection 18.4(1) of the Tax Act, as proposed to be amended by Bill C-59) in respect of the Issuer, including in each case where (x) the non-arm’s length relationship, (y) the recipient being a “specified shareholder” of the Issuer, or not dealing at arm’s length with a “specified shareholder” of the Issuer, or (z) the recipient being a “specified entity” in respect of the Issuer, as applicable, arises in connection with or as a result of the ownership of this Note, the First A&R Note or the 2024 Secured Note;

(iv)	any Taxes imposed in respect of an amount that is “participating debt interest” (as defined in subsection 212(3) of the Tax Act) arising (or deemed to arise) in respect of this Note; and

(v)	any withholding Tax imposed under FATCA.

(aa)	“Existing Holder” means Glencore Canada Corporation in its capacity as the holder of the Original Convertible Note and each of the Original PIK Notes.

(bb)	“Facility” means that certain hydrometallurgical refinery facilities in Rochester, New York.

(cc)

“Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.

(dd)

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Note (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities and implementing such Sections of the Code.

(ee)

“Floating Rate” means, with respect to each Interest Date, the rate per annum equal to the sum of (A) Term SOFR plus (B) 0.42826%; provided, that in no event shall the Floating Rate be less than 1% per annum nor more than 2% per annum.

(ff)

“Forced Redemption Price” means a cash purchase price equal to the sum of (i) 100% of the Principal, (ii) accrued and unpaid Interest on this Note as of the Redemption Date and (iii) the Make-Whole Amount.

(gg)

“Indebtedness” shall mean (i) any indebtedness for borrowed money, including accrued interest, (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments, including accrued interest, (iii) obligations, contingent or otherwise, under acceptance, letters of credit or similar facilities, (iv) swaps, options, derivatives and other hedging arrangements or arrangements that will be payable upon termination thereof, and (v) any guaranty of any of the foregoing. For the avoidance of doubt, Indebtedness shall not include any obligations as lessee under capitalized leases incurred in the ordinary course of business.

(hh)	“Indemnified Taxes” means all Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Issuer under this Note.

(ii)	“Ineligible Consideration” has the meaning given to such term in Section 9(j).

(jj)

“Interest Date” means (i) with respect to the applicable Interest Period, the last day of such Interest Period; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

(kk)

“Interest Period” means (i) initially, the period commencing on the Issuance Date and ending on December 31, 2024 and (ii) thereafter, each period of six months commencing on January 1 and July 1 of each fiscal year.

(ll)	“Interest Rate” means,

(i)

from the date hereof until, but excluding, the Modification Date, the Floating Rate plus five percent (5%) per annum if interest is to be paid in cash at the applicable Interest Date, and (ii) the Floating Rate plus six percent (6%) per annum if, at the option of the Issuer, interest is to be paid in kind in accordance with Section 2(b) at the applicable Interest Date; and

(ii)

on and after the Modification Date, (i) Term SOFR plus five percent (5%) per annum if interest is to be paid in cash at the applicable Interest Date, and (ii) Term SOFR plus six percent (6%) per annum if, at the option of the Issuer, interest is to be paid in kind in accordance with Section 2(b).

(mm)

“Make-Whole Amount” means, with respect to any required redemption pursuant to delivery of an Event of Default Redemption Notice pursuant to Section 7(b) or any required redemption upon the consummation of a Change of Control Transaction pursuant to Section 8, the sum of the undiscounted cash Interest payments that would have been payable under the Note beginning the day after such conversion or redemption through the Maturity Date but for the occurrence of such conversion or redemption.

(nn)	“Maturity Date” means,

(i)	from the date hereof until, but excluding, the Modification Date, May 31, 2027; and

(ii)	commencing on and after the Modification Date, the fifth anniversary of the Modification Date.

(oo)

“Modification Date” means the earliest to occur of (a) the last day of the fiscal quarter during which the Start of Production Date occurs, (b) the last day of any fiscal quarter during which Capital Expenditures of the U.S. Project Finance Group during such fiscal quarter exceed the amount budgeted therefor in any Construction Budget then in effect by more than 110% and (c) June 1, 2026; it being understood and agreed that the Issuer will notify the Noteholder in writing of the occurrence of the Modification Date (for the avoidance of doubt, failure to deliver notice shall not invalidate the occurrence of the Modification Date).

(pp)	“Optional Redemption Notice” has the meaning given to such term in Section 5(b)(i).

(qq)	“Optional Redemption Price” has the meaning given to it in Section 5(a).

(rr)

“Other Connection Taxes” means, with respect to the Noteholder or any other recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or enforced this Note).

(ss)

“Other Taxes” means all present or future stamp, court or documentary Taxes or any intangible, recording, filing or other similar Taxes arising from any payment made under this Note or from the execution, delivery or enforcement of, or otherwise with respect to, this Note, but excluding (i) any Excluded Taxes and (ii) any such Taxes that are Other Connection Taxes imposed with respect to a transfer of this Note, the First A&R Note or the 2024 Secured Note pursuant to the terms hereof.

(tt)

“Permitted Transferees” means as to the Noteholder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of the Noteholder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Noteholder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) if an entity, (A) the then-existing shareholders or other investors in the Noteholder in connection with the dissolution or winding-up of the Noteholder, or (B) any Person in connection with any consolidation or reorganization of the Noteholder directly or indirectly with or into one or more other investment vehicles; or (iii) any Affiliate of the Noteholder (other than any investment portfolio company of the Noteholder that is an Affiliate) provided that, with respect to clauses (i), (ii) and (iii), if any such Permitted Transferee shall not be a resident of Canada for purposes of the Tax Act, it shall be a Permitted Indemnifying Transferee.

(uu)

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(vv)	“PIK Amount” has the meaning given to such term in Section 2(b).

(ww)	“PIK Notice” has the meaning given to such term in Section 2(b).

(xx)	“Principal” has the meaning given to such term in the recitals hereto.

(yy)

“Principal Market” means The New York Stock Exchange or any Eligible Market on which the Issuer’s Common Shares are listed (and, in the case of simultaneous listings on multiple markets, the majority of the Issuer’s Common Shares trade) at the applicable time.

(zz)

“Project” means the engineering, design, procurement, installation of equipment, construction, commissioning, operation and maintenance, start-up, testing and/or production ramp-up of certain (i) the Facility, (ii) raw material and end products warehouses, administrative offices, quality control/quality assurance laboratories, visitor center buildings, and car parking lots, in each case for or related to the Facility, and/or (iii) recycling facilities, including, without limitation, Black Mass production facilities in Rochester, New York by the Issuer and/or any of its (direct or indirect) subsidiaries.

(aaa)

“Project Financing” means one or more project financings from any Project Lender in an aggregate gross principal amount (including any capitalized interest in respect thereof) of at least $375 million and not more than $475 million obtained by the Issuer and/or any of its (direct or indirect) subsidiaries from a Project Lender primarily in respect of the Project.

(bbb)

“Project Financing Closing Date” means the “closing date” (or such other equivalent term) under any Project Loan Documentation executed by the Issuer and/or any of its applicable Subsidiaries in connection with a Project Financing.

(ccc)

“Project Financing Intercreditor Agreement” means, with respect to any Project Financing, an intercreditor agreement between, among others, the Project Lender providing such Project Financing and the applicable Note Parties, which Project Financing Intercreditor Agreement shall be in form and substance agreed by the Project Lender in its sole and absolute discretion.

(ddd)

“Project Lender” means the U.S. Department of Energy, the Federal Financing Bank, and/or any other provider of a Project Financing that is reasonably acceptable to the Noteholder (such acceptance not to be unreasonably withheld, delayed or conditioned), as applicable.

(eee)

“Project Loan Collateral” means (A) any assets of the Issuer, Li-Cycle Americas Corp., (or any other direct parent of a subsidiary which is party to any Project Financing) or the U.S. Project Finance Group that are required to be pledged pursuant to any Project Loan Documentation, and (B) a Lien in respect of which would conflict with, or result in a violation of, any Project Loan Documentation, including without limitation, (i) any receivables in respect of subordinated debt or under any “Affiliate Transaction Agreement” (as defined in the relevant Project Loan Documentation) or any equivalent term in any Project Loan Documentation, in each case, which receivables are owed to a Note Party by any member of the U.S. Project Finance Group, (ii) any license of intellectual property granted by any Note Party to a Project Lender under the Project Loan Documentation, (iii) any cash collateral account held by the Issuer or a Note Party which is required to be or will be required to be pledged in favor of a Project Lender (or any agent on its behalf) in connection with any Project Loan Documentation, (iv) any equity interests in any (direct or indirect) subsidiary of the Issuer or any Note Party which are required to be pledged to secure a Project Financing (including the equity interests in any member of the U.S. Project Finance Group), and (v) any other assets customarily required by Project Lenders to secure Project Financings of the type contemplated herein (to the extent such assets are in fact pledged to secure a Project Financing).

(fff)

“Project Loan Documentation” means any definitive documentation (including any definitive loan agreement) entered into by the Issuer and/or any of its subsidiaries in connection with any Project Financing.

(ggg)	“Redemption Date” means,

(i)

from the date hereof until, but excluding, the Modification Date, the date on which the Note is redeemed pursuant to an Optional Redemption by the Issuer, Mandatory Redemption upon a Change of Control Transaction or redemption due to an Event of Default; and

(ii)

commencing on and after the Modification Date, the date on which the Note is redeemed pursuant to an Optional Redemption by the Issuer, ECF Mandatory Redemption, Mandatory Redemption upon a Change of Control Transaction or redemption due to an Event of Default.

(hhh)	“Redemption Price” means,

(i)

from the date hereof until, but excluding, the Modification Date, the cash purchase price for which the Note is to be redeemed pursuant to an Optional Redemption, Mandatory Redemption upon a Change of Control or redemption due to an Event of Default; and

(ii)

commencing on and after the Modification Date, the cash purchase price for which the Note is to be redeemed pursuant to an Optional Redemption, ECF Mandatory Redemption, Mandatory Redemption upon a Change of Control or redemption due to an Event of Default.

(iii)	“Registration Rights Agreement” means the amended and restated registration rights agreement dated as of the date hereof between the Issuer and the Holder, as amended from time to time.

(jjj)	“SEC” means the United States Securities and Exchange Commission or any successor thereto.

(kkk)

“Senior Debt” means all present and future indebtedness for money borrowed of the Issuer from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies and other commercial lenders, which may be, from time to time, incurred by the Issuer, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law, which indebtedness does not by its terms rank pari passu with or subordinate to this Note.

(lll)

“Significant Subsidiary” means, with respect to any Person, any subsidiary of such Person that constitutes, or any group of subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the 1934 Act) of such Person.

(mmm)	“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

(nnn)	“Specified Date” means the earlier of (i) the date on which this Note has been fully converted in accordance with the terms hereof and (ii) the Maturity Date.

(ooo)

“Start of Production Date” means, with respect to the Project, the date following the occurrence of “substantial completion” (or other term with similar meaning) under any Project Loan Documentation and operation of the Project on which commercial production of Core Products and Byproducts has occurred at the Facility.

(ppp)	“Tax Act” means the Income Tax Act (Canada).

(qqq)

“Taxes” means all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto.

(rrr)

“Term SOFR” means, for any calculation of Interest, the Term SOFR Reference Rate for a tenor comparable to the interest period on the Note on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

(sss)

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Noteholder (in consultation with the Issuer) in its reasonable discretion).

(ttt)	“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

(uuu)

“Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Noteholder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(vvv)

“U.S. Government Securities Business Day” means any day other than a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

(www)	“U.S. Project Finance Group” means, collectively, Li-Cycle U.S. Holdings Inc., Li-Cycle Inc., and Li-Cycle North America Hub, Inc. and their respective direct and indirect subsidiaries.

31.

INTERCREDITOR AGREEMENTS. REFERENCE IS MADE TO EACH INTERCREDITOR AGREEMENT. THE NOTEHOLDER AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTION CONTRARY TO THE PROVISIONS OF EACH INTERCREDITOR AGREEMENT AND AUTHORIZES. THE PROVISIONS OF THIS SECTION 31 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF ANY INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO EACH INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. THE NOTEHOLDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF EACH INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE NOTEHOLDER AND/OR HOLDER OF ANY INDEBTEDNESS SUBJECT TO ANY INTERCREDITOR AGREEMENT TO EXTEND CREDIT THEREUNDER AND THE HOLDERS OF OTHER INDEBTEDNESS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF EACH APPLICABLE INTERCREDITOR AGREEMENT.

32.

CONFLICTS. Notwithstanding anything to the contrary contained herein or in any other Secured Note Document, in the event of any conflict or inconsistency between the Note Purchase Agreement and any other Secured Note Document, the terms of the relevant Secured Note Document shall govern and control; provided that in the case of any conflict or inconsistency between any Intercreditor Agreement and any Secured Note Document, the terms of such Intercreditor Agreement shall govern and control.

33.

DISCLOSURE. Upon delivery by the Issuer to the Noteholder (or receipt by the Issuer from the Noteholder) of any notice in accordance with the terms of this Note, unless the Issuer has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Issuer, the Issuer shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Issuer believes that a notice contains material, non-public information relating to the Issuer, the Issuer so shall indicate to the Noteholder explicitly in writing in such notice (or immediately upon receipt of notice from the Noteholder, as applicable), and in the absence of any such written indication in such notice (or notification from the Issuer immediately upon receipt of notice from the Noteholder), the Noteholder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Issuer.

34.

NOTEHOLDER COVENANT. By accepting this Note and being a party to the Note Purchase Agreement, the Noteholder agrees to comply with and be bound by the terms and conditions hereof, including the agreements and covenants set forth herein made by such Noteholder, as if such Noteholder was a party hereto.

35.

ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Issuer acknowledges and agrees that the Noteholder is not a fiduciary or agent of the Issuer and that the Noteholder shall have no obligation to (a) maintain the confidentiality of any information provided by the Issuer or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Noteholder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Issuer acknowledges that the Noteholder may freely trade in any securities issued by the Issuer, may possess and use any information provided by the Issuer in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

IN WITNESS WHEREOF, the Issuer has caused this Amended and Restated Convertible Note to be duly executed as of the Issuance Date set forth above.

LI-CYCLE HOLDINGS CORP.

By:

Name:	Ajay Kochhar

Title:	Chief Executive Officer

Signature Page – Convertible Note

EXHIBIT I

LI-CYCLE HOLDINGS CORP. NOTEHOLDER CONVERSION NOTICE

Reference is made to the Amended and Restated Convertible Note (the “Note”) issued on [•], 2024 to the undersigned Registered Noteholder by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares, no par value per share (the “Common Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

☐ Check here if the Holder not a U.S. person (as defined in Regulation S) and is not acting for the account or benefit of a U.S. Person.

Please issue the Common Shares into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Holder, or for its benefit, as follows:

Issue to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

☐ Check here if requesting the shares be certificated (if permitted by law) and the delivery of a paper certificate to the following mailing address:

Issue a certificate in paper form and deliver the certificate to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: _____________ __,

Name of Registered Holder

By:

Name:

Title:

Tax ID:

E-mail Address:

Phone Number:

EXHIBIT II

LI-CYCLE HOLDINGS CORP. REDEMPTION NOTICE

Reference is made to the Amended and Restated Convertible Note (the “Note”) issued on [•], 2024 to the undersigned Registered Noteholder by Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby issues this redemption notice in connection with:

☐ Optional Redemption

☐ ECF Mandatory Redemption

in exchange for (as indicated below) cash as of the date specified below, and warrants to acquire Common Shares. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Redemption:

Aggregate Principal to be redeemed:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be redeemed:

AGGREGATE CONVERSION AMOUNT TO BE REDEEMED:

Number of Redemption Warrants to be Issued:

Please confirm the following information:

Redemption Price:

II-1

Pay to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

ABA Routing Number:

Account Number:

Attention:

Tax ID:

E-mail Address:

Phone Number:

II-2